Filed Pursuant to Rule 424(b)(3)
Registration No. 333-163069

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.
SUPPLEMENT NO. 7, DATED NOVEMBER 21, 2012
TO THE PROSPECTUS, DATED JANUARY 17, 2012

This prospectus supplement (this “Supplement No. 7”) is part of the prospectus of American Realty Capital New York Recovery REIT, Inc. (the “Company,” “we,” “our” or “us”), dated January 17, 2012 (the “Prospectus”), as supplemented by Supplement No. 6, dated October 11, 2012 (“Supplement No. 6”). This Supplement No. 7 supplements, modifies or supersedes certain information contained in Supplement No. 6, and should be read in conjunction with the Prospectus and Supplement No. 6. This Supplement No. 7 will be delivered with the Prospectus and Supplement No. 6.

The purpose of this Supplement No. 7 is to, among other things:

•	update disclosure relating to operating information, including the status of the offering, the shares currently available for sale, the status of distributions and the status of our share repurchase program;
•	modify disclosure relating to the compensation of our advisor and our property manager;
•	update our risk factors;
•	update our description of real estate investments and financial obligations;
•	modify disclosure relating to the summary of our advisory agreement and our operating partnership agreement;
•	update Appendix C-2 – Multi-Offering Subscription Agreement; and
•	attach our Quarterly Report on Form 10-Q for the period ended September 30, 2012 as Annex A.

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OPERATING INFORMATION

Status of the Offering

We commenced our best efforts initial public offering of 150.0 million shares of common stock on September 2, 2010. On December 9, 2010, we received and accepted aggregate subscriptions in excess of the minimum of $2.0 million in shares, broke escrow and issued shares of common stock to our initial investors who were admitted as stockholders. On March 6, 2012, we raised in excess of $75.0 million in aggregate gross proceeds from all investors for shares of our common stock. Accordingly, we are now accepting subscriptions from all states, including from residents of Pennsylvania.

As of October 31, 2012, we had acquired 13 commercial and residential properties which were 95.8% leased on a weighted average basis as of such date. As of October 31, 2012, we had total real estate investments, at cost, of $226.4 million. As of September 30, 2012, we had incurred, cumulatively to that date, $19.1 million in selling commissions, dealer manager fees and offering costs for the sale of our common stock.

We will offer shares of our common stock until September 2, 2013, unless the offering is extended in accordance with the Prospectus, provided that the offering will be terminated if all 150.0 million shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to our distribution reinvestment plan, or DRIP, for sale in our primary offering).

Shares Currently Available for Sale

On December 15, 2011, we exercised our option to convert all outstanding preferred shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act of 1933, as amended) into 2.0 million shares of common stock on a one-for-one basis. As of October 31, 2012, we had received aggregate gross proceeds of $160.2 million, consisting of $140.3 million from the sale of 14.1 million shares of common stock in our public offering, $2.9 million from the DRIP and $17.0 million from the converted preferred shares. As of October 31, 2012, there were 16.4 million shares of our common stock outstanding, including restricted stock, converted preferred shares and shares issued under the DRIP. As of October 31, 2012, there were 133.9 million shares of our common stock available for sale, excluding shares available under our DRIP.

On April 24, 2012, our board of directors approved an extension of the termination date of our public offering from September 2, 2012 to September 2, 2013. Accordingly, all references in the Prospectus to the termination of this offering are revised to state that this offering will terminate on September 2, 2013, unless further extended.

Status of Distributions

On September 22, 2010, our board of directors declared a distribution rate equal to a 6.05% annualized rate based on the offering price of $10.00 per share of our common stock, commencing December 1, 2010. The distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. The dividend is calculated based on stockholders of record each day during the applicable period at a rate of $0.00165753424 per day.

In conjunction with the offering of the preferred shares, the board of directors declared, on a monthly basis, cumulative cash distributions at the rate of 8% per annum of the $9.00 liquidation preference per share (resulting in a distribution rate of 8.23% of the purchase price of the preferred shares if the purchase price was $8.75 and a distribution rate of 8.47% of the purchase price of the preferred shares if the purchase price was $8.50). The distribution on each of our preferred shares was cumulative from the first date on which such preferred share was issued and we aggregated and paid the distributions monthly in arrears on or about the first business day of each month. On December 15, 2011, we exercised our option to convert the preferred shares into common stock on a one-for-one basis. Therefore, as of December 31, 2011, there are no more preferred shares outstanding. All distributions related to preferred shares have been paid as of December 31, 2011 and therefore no more distributions are owed to the former preferred stockholders.

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During the nine months ended September 30, 2012, distributions paid to common stockholders totaled $4.3 million inclusive of $2.1 million of common stock issued under the DRIP. Distribution payments are dependent on the availability of funds. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

During the nine months ended September 30, 2012, cash used to pay our distributions was primarily generated from cash flows from operations, common stock issued under the DRIP and proceeds from financings. We have continued to pay distributions to our stockholders each month since our initial distribution payment in April 2010. There is no assurance that we will continue to declare distributions at this rate.

The following table shows the sources for the payment of distributions to common stockholders for the nine months ended September 30, 2012 and the years ended December 31, 2011 and 2010:

	Nine Months Ended September 30, 2012		Year Ended December 31, 2011		Year Ended December 31, 2010
(In thousands)		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions
Distributions:
Distribution paid in cash	$2,247		$2,025		$684
Distributions reinvested	2,083		419		—
Total distributions	$4,330		$2,444		$684
Source of distribution coverage:
Cash flows provided by operations(1)	$2,422	55.9%	$263	10.8%	$—	—%
Common stock issued under the DRIP / offering proceeds	1,388	32.1%	419	17.1%	—	—%
Proceeds from issuance of common stock	—	—%	431	17.6%	684	100.0%
Proceeds from financings	520	12.0%	1,331	54.5%	—	—%
Total sources of distributions	$4,330	100.0%	$2,444	100.0%	$684	100.0%
Cash flows provided by (used in) operations (GAAP basis)(1)	$2,422		$263		$(1,234)
Net loss attributable to stockholders (in accordance with GAAP)	$(3,037)		$(3,419)		$(1,762)

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(1)	Cash flows provided by operations for the nine months ended September 30, 2012 and the years ended December 31, 2011 and 2010 included $2.9 million, $1.5 million and $1.4 million of acquisition and transaction related expenses, respectively.

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The following table compares cumulative distributions paid to cumulative net loss (in accordance with GAAP) for the period from October 6, 2009 (date of inception) through September 30, 2012.

(In thousands)	For the Period from October 6, 2009 (date of inception) to September 30, 2012
Distributions paid:
Preferred stockholders	$2,158
Common stockholders in cash	2,798
Common stockholders pursuant to DRIP / offering proceeds	2,502
Total distributions paid	$7,458
Reconciliation of net loss:
Revenues	$20,389
Acquisition and transaction-related expenses	(5,894)
Depreciation and amortization	(10,592)
Other operating expenses	(3,656)
Other non-operating expenses	(8,443)
Net income attributable to non-controlling interests	(23)
Net loss (in accordance with GAAP)(1)	$(8,219)

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(1)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions.

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Share Repurchase Program

Our share repurchase program generally requires you to hold your shares for at least one year prior to submitting them for repurchase by us. Our share repurchase program also contains numerous restrictions on your ability to sell your shares to us. During any calendar year, we may repurchase no more than 5.0% of the weighted-average number of shares outstanding during the prior calendar year. Further, the cash available for redemption on any particular date will generally be limited to the proceeds from the DRIP and we generally will limit the amount we spend to repurchase shares in a given quarter to the amount of proceeds we received from the DRIP in that same quarter; however, subject to the limitations described above, we may use other sources of cash at the discretion of our board of directors. We may amend, suspend or terminate the program at any time upon 30 days’ notice.

During the nine months ended September 30, 2012, the Company received six requests to repurchase an aggregate of 37,670 shares of common stock pursuant to the share repurchase plan. During the nine months ended September 30, 2012, the Company funded the repurchase requests of 17,357 shares at an average price per share of $9.95. As of September 30, 2012, the Company approved the repurchase request of 22,851 shares, at an average price per share of $9.80. We fund such repurchases from proceeds from our offering.

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PROSPECTUS UPDATES

Amended and Restated Advisory Agreement

On November 12, 2012, we entered into a fourth amended and restated advisory agreement with New York Recovery Operating Partnership, L.P. and New York Recovery Advisors, LLC. Accordingly, all references to the advisory agreement executed on February 17, 2010 throughout the prospectus shall be deemed to refer to the amended and restated advisory agreement, dated as of November 12, 2012, as may be amended from time to time.

Risk Factors

The following disclosure is inserted on page 37 of the Prospectus immediately before the risk factor “Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses:”

“Distributions paid from sources other than our cash flows from operations, particularly from proceeds of our IPO, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect your overall return.

Our cash flows provided by operations of $2.4 million for the nine months ended September 30, 2012 was a shortfall of approximately $1.9 million, or 44.0%, to our distributions paid of $4.3 million (inclusive of $2.1 million of common stock issued under the DRIP) during such period. Such shortfall was paid from proceeds from common stock issued under the DRIP and proceeds from financings from our revolving credit facility. Additionally, we may in the future pay distributions from sources other than from our cash flows from operations.

Until we acquire additional properties or other real estate-related investments, we may not generate sufficient cash flows from operations to pay distributions. Our inability to acquire additional properties or other real estate-related investments may result in a lower return on your investment than you expect. If we have not generated sufficient cash flows from our operations and other sources, such as from borrowings, the sale of additional securities, advances from our Advisor, and our Advisor’s deferral, suspension or waiver of its fees and expense reimbursements, to fund distributions, we may use the proceeds from our IPO. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with our IPO. We have not established any limit on the amount of proceeds from our IPO that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

If we fund distributions from the proceeds of our IPO, we will have less funds available for acquiring properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds of our IPO may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock or securities convertible or exercisable into shares of our common stock to third-party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flows from operations, affect our profitability or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment.”

The following risk factor is added immediately before the section “Risks Related to This Offering and Our Corporate Structure” on page 40 of the Prospectus.

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“New York Recovery Advisors, LLC faces conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Under our advisory agreement, New York Recovery Advisors, LLC or its affiliates will be entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. In addition, our advisor’s or its assignees’ entitlement to fees upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle the advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. Our advisory agreement will require us to pay a performance-based termination fee to our advisor or its affiliates if we terminate the advisory agreement prior to the listing of our shares for trading on an exchange or, absent such termination, in respect of its participation in net sales proceeds. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination fee, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the fee to the advisor or its affiliates at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the fee to the terminated advisor. Moreover, our advisor will have the right to terminate the advisory agreement upon a change of control of our company and thereby trigger the payment of the termination fee, which could have the effect of delaying, deferring or preventing the change of control. For a more detailed discussion of the fees payable to our advisor and its affiliates in respect of this offering, see the section entitled “Management Compensation” in this prospectus.”

The risk factor entitled “Payment of fees to New York Recovery Advisors, LLC and its affiliates reduces cash available for investment and distribution” on page 47 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Payment of fees to New York Recovery Advisors, LLC and its affiliates reduces cash available for investment and distribution.

Our advisor and its affiliates will perform services for us in connection with conducting our operations and managing the portfolio of real estate and real estate-related debt and investments. Our advisor and its affiliates will be paid substantial fees and receive substantial distributions for these services, which reduces the amount of cash available for investment in properties or distribution to stockholders.”

Management

The Advisor

The second- and third-to-last paragraphs on page 96 of the Prospectus under the section “The Advisor” are hereby replaced in their entirety with the following disclosure.

“The advisory agreement has a one-year term ending November 12, 2013, and may be renewed for an unlimited number of successive one-year periods. Additionally, upon 60 days’ written notice, the advisory agreement may be terminated (i) by our independent directors or by the advisor without “cause” (as defined in the advisory agreement) or penalty, (ii) by the advisor for “good reason” (i.e., the failure to obtain a satisfactory assumption agreement from a successor to us or the operating partnership or a material breach of the agreement by us or the operating partnership) or (iii) by the advisor upon a change of control of the company; provided that the termination of the advisory agreement with “cause” (as defined in the advisory agreement) shall be upon 45 days’ prior written notice.

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In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function. In addition, upon termination of the agreement, our advisor will be entitled to a subordinated termination distribution, as described below.”

The last paragraph on page 96 of the Prospectus under the section “The Advisor” is hereby replaced in its entirety with the following disclosure.

“Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, will pay an asset management subordinated participation by issuing a number of restricted Class B Units to our advisor equal to: (i) the excess of (A) the product of (y) the cost of assets multiplied by (z) 0.1875% over (B) any amounts payable as an oversight fee (as described below) for such calendar quarter; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter; provided, however, that if the amounts payable as an oversight fee for such calendar quarter exceed the amount determined under clause (A) for such calendar quarter, or an excess oversight fee, no Class B Units shall be issued for such calendar quarter and the excess oversight fee shall be carried forward to the next succeeding calendar quarter and included with and treated as amounts payable as an oversight fee for the next succeeding quarter for purposes of determining the amount of restricted Class B Units issuable for the next succeeding calendar quarter; provided further, however, that the sum of (I) the amounts determined under clause (i) above for a calendar year plus (II) the amounts payable as an oversight fee for such calendar year, shall not be less than 0.75% of the cost of assets for such calendar year. Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.”

The disclosure beginning with the second full paragraph on page 98 of the Prospectus and ending with the first partial paragraph on page 100 of the Prospectus under the section “The Advisor” is deleted in its entirety and replaced with the following disclosure.

“The special limited partner will receive from time to time, when available, 15% of remaining “net sales proceeds” (as defined in our charter) after return of capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors.

Upon the listing of our common stock, the special limited partner will receive 15% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6% cumulative, pre-tax, non-compounded return to investors.

Upon termination or non-renewal of the advisory agreement, the special limited partner will receive distributions from our operating partnership payable in the form of a non-interest bearing promissory note. In addition, the special limited partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

For more information about the subordinated participation in net sales proceeds, subordinated incentive listing distribution and subordinated distribution upon termination of the advisory agreement, see the section of this prospectus captioned “Management Compensation.””

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Property Manager

The first paragraph on page 101 of the Prospectus under the section “Affiliated Companies – Property Manager” is hereby replaced in its entirety with the following disclosure.

“New York Recovery Properties, LLC was organized in 2009 to lease and manage properties that we or our affiliated entities acquire. In accordance with the amended and restated management agreement, we pay to New York Recovery Properties, LLC, on a monthly basis, a property management fee equal to, for non-hotel properties, 4.0% of gross revenues from the properties managed plus market-based leasing commissions. For the management and leasing of our hotel properties, we will pay a fee based on a percentage of gross revenues at a market rate in light of the size, type and location of the hotel property plus a customary incentive fee based on performance. Notwithstanding the foregoing, in the case of both hotel and non-hotel properties, our property manager may be entitled to receive higher fees if our property manager demonstrates to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered. We also will reimburse the property manager for property-level expenses that they pay or incur on our behalf, including reasonable salaries, bonuses and benefits of persons employed by the property manager except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of the property manager or its affiliates. New York Recovery Properties, LLC may subcontract the performance of its property management and leasing duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services. If we contract directly with third parties for such services we will pay them customary market fees and will pay New York Recovery Properties, LLC an oversight fee equal to 1.0% of the gross revenues of the property managed. Such oversight fee will reduce the asset management subordinated participation payable to our advisor as described under “Management Compensation – Asset Management Subordinated Participation.” In no event will we pay New York Recovery Properties, LLC or an affiliate both a property management fee and an oversight fee with respect to any particular property. New York Recovery Properties, LLC derives substantially all of its income from the property management and leasing services it performs for us and other American Realty Capital-sponsored programs.”

Certain Relationships and Related Transactions

The first paragraph under the section entitled “Advisory Agreement” on page 103 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Advisory Agreement.  We entered into an amended and restated advisory agreement with New York Recovery Advisors, LLC, on November 12, 2012, as may be amended from time to time, whereby New York Recovery Advisors, LLC will manage our day-to-day operations. Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, will pay an asset management subordinated participation by issuing a number of restricted Class B Units to our advisor equal to: (i) the excess of (A) the product of (y) the cost of assets multiplied by (z) 0.1875% over (B) any amounts payable as an oversight fee (as described below) for such calendar quarter; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter; provided, however, that if the amounts payable as an oversight fee for such calendar quarter exceed the amount determined under clause (A) for such calendar quarter, or an excess oversight fee, no Class B Units shall be issued for such calendar quarter and the excess oversight fee shall be carried forward to the next succeeding calendar quarter and included with and treated as amounts payable as an oversight fee for the next succeeding quarter for purposes of determining the amount of restricted Class B Units issuable for the next succeeding calendar quarter; provided further, however, that the sum of (I) the amounts determined under clause (i) above for a calendar year plus (II) the amounts payable as an oversight fee for such calendar year, shall not be less than 0.75% of the cost of assets for such calendar year. Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.

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We will reimburse New York Recovery Advisors, LLC up to 1.5% of gross offering proceeds for organization and offering expenses and for expenses actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf regardless of whether we actually acquire the related assets, which may include reimbursements to our advisor for other organization and offering expenses up to 0.5% of the aggregate gross proceeds raised in this offering for third-party due diligence fees included in detailed and itemized invoices. Personnel costs associated with providing such services will be determined based on the amount of time incurred by the respective employee of New York Recovery Advisors, LLC and the corresponding payroll and payroll related costs incurred by our affiliate. Third-party due diligence fees may include fees for reviewing financial statements, offering documents, organizational documents, agreements and marketing materials, analysis of SEC and FINRA correspondence, and interviews with management.”

The first two paragraphs on page 105 of the Prospectus under the section entitled “Advisory Agreement” are hereby replaced in their entirety with the following disclosure.

“The special limited partner will receive from time to time, when available, 15% of remaining “net sales proceeds” (as defined in our charter) after return of capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors.

Upon the listing of our common stock, the special limited partner will receive 15% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6% cumulative, pre-tax, non-compounded return to investors.

Upon termination or non-renewal of the advisory agreement, the special limited partner will receive distributions from our operating partnership payable in the form of a non-interest bearing promissory note. In addition, the special limited partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

For more information about the subordinated participation in net sales proceeds, subordinated incentive listing distribution and subordinated distribution upon termination of the advisory agreement, see the section of this prospectus captioned “Management Compensation.””

The paragraph captioned “Property Management and Leasing Agreement” beginning on page 105 of the Prospectus is hereby replaced with the following disclosure.

“Amended and Restated Management Agreement.  We have entered into an amended and restated management agreement with New York Recovery Properties, LLC. We will pay to New York Recovery Properties, LLC fees equal to, for non-hotel properties, 4.0% of gross revenues from the properties managed plus market-based leasing commissions. For the management and leasing of our hotel properties, we will pay a fee based on a percentage of gross revenues at a market rate in light of the size, type and location of the hotel property plus a customary incentive fee based on performance. Notwithstanding the foregoing, in the case of both hotel and non-hotel properties, our property manager may be entitled to receive higher fees if our property manager demonstrates to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered. We also will reimburse the property manager for property-level expenses that they pay or incur on our behalf, including reasonable salaries, bonuses and benefits of persons employed by the property manager except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of the property manager or its affiliates. New York Recovery Properties, LLC may subcontract the performance of its property management and leasing duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services. If we contract directly with third parties for such services we will pay them customary market fees and will pay New York Recovery Properties, LLC an oversight fee equal to 1.0% of the gross revenues of the property managed. Such oversight fee will reduce the asset management fee payable to our advisor as described under “Management Compensation—Asset Management Subordinated Participation”. In no event will we pay New York Recovery Properties, LLC or an affiliate both a property management fee and an oversight fee with respect to any particular property. Nicholas S. Schorsch, our chief executive officer and chairman of our board of directors, also is the chief executive officer of New York Recovery Properties, LLC. William M. Kahane, our president, treasurer and a director, is the president, chief operating officer and treasurer of New York Recovery Properties, LLC. Michael A. Happel, our executive vice president, chief investment officer and an observer to our board of directors, also is the executive vice president and chief investment officer of New York Recovery Properties, LLC. Messrs. Schorsch and Kahane are indirect owners of New York Recovery Properties, LLC. Peter M. Budko, our executive vice president and chief operating officer, also is the executive vice president of New York Recovery Properties, LLC. Brian S. Block, our executive vice president and chief financial officer, also is the executive vice president and chief financial officer of New York Recovery Properties, LLC. Michael Weil, our executive vice president and secretary, also is the executive vice president and secretary of New York Recovery Properties, LLC. For a further description of this agreement, see the sections entitled “—Affiliated Companies — Property Manager,” “Management Compensation” and “Conflicts of Interest” in this prospectus.”

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Management Compensation

The fourth sentence in the introductory paragraph of the section entitled “Compensation to Advisor and its Affiliates” on page 22 of the Prospectus and the fourth sentence in the introductory paragraph of the section entitled “Management Compensation” on page 107 of the Prospectus is hereby replaced with the following disclosure.

“Except if a form of payment or distribution is specifically provided for, our advisor may, in its sole discretion, elect to have certain fees and commissions paid, in whole or in part, in cash or shares of our common stock.”

The section entitled “Asset Management Fees” on page 24 of the Prospectus is hereby replaced in its entirety with the following disclosure.

Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, will pay an asset management subordinated participation by issuing a number of restricted Class B Units to our advisor equal to: (i) the excess of (A) the product of (y) the cost of assets multiplied by (z) 0.1875% over (B) any amounts payable as an oversight fee (as described below) for such calendar quarter; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter; provided, however, that if the amounts payable as an oversight fee for such calendar quarter exceed the amount determined under clause (A) for such calendar quarter, or an excess oversight fee, no Class B Units shall be issued for such calendar quarter and the excess oversight fee shall be carried forward to the next succeeding calendar quarter and included with and treated as amounts payable as an oversight fee for the next succeeding quarter for purposes of determining the amount of restricted Class B Units issuable for the next succeeding calendar quarter; provided further, however, that the sum of (I) the amounts determined under clause (i) above for a calendar year plus (II) the amounts payable as an oversight fee for such calendar year, shall not be less than 0.75% of the cost of assets for such calendar year. Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.

“Asset Management Subordinated Participation	Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, will pay an asset management subordinated participation by issuing a number of restricted Class B Units to our advisor equal to: (i) the excess of (A) the product of (y) the cost of assets multiplied by (z) 0.1875% over (B) any amounts payable as an oversight fee (as described below) for such calendar quarter; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter; provided, however, that if the amounts payable as an oversight fee for such calendar quarter exceed the amount determined under clause (A) for such calendar quarter, or an excess oversight fee, no Class B Units shall be issued for such calendar quarter and the excess oversight fee shall be carried forward to the next succeeding calendar quarter and included with and treated as amounts payable as an oversight fee for the next succeeding quarter for purposes of determining the amount of restricted Class B Units issuable for the next succeeding calendar quarter; provided further, however, that the sum of (I) the amounts determined under clause (i) above for a calendar year plus (II) the amounts payable as an oversight fee for such calendar year, shall not be less than 0.75% of the cost of assets for such calendar year. Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.	Not determinable at this time. Because the subordinated participation is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this participation.”

S-11

The section captioned “Property Management and Leasing Fees” beginning on page 24 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Property Management and Leasing Fees	If New York Recovery Properties, LLC, our property manager, provides property management and leasing services for our properties, we will pay, on a monthly basis, fees equal to, for non-hotel properties, 4.0% of gross revenues from the properties managed, plus market-based leasing commissions. For the management and leasing of our hotel properties, we will pay a fee based on a percentage of gross revenues at a market rate in light of the size, type and location of the hotel property plus a customary incentive fee based on performance. We also will reimburse the property manager for property-level expenses that it pays or incurs on our behalf, including reasonable salaries, bonuses and benefits of persons employed by the property manager except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of the property manager or its affiliates. Our property manager may subcontract the performance of its property management and leasing duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services. If we contract directly with third parties for such services, we will pay them customary market fees and will pay our property manager an oversight fee equal to 1.0% of the gross revenues of the property managed. Such oversight fee will reduce the asset management fee payable to our advisor as described under “Management Compensation—Asset Management Subordinated Participation”. In no event will we pay our property manager or any affiliate both a property management fee and an oversight fee with respect to any particular property.	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue and/or market rates, there is no maximum dollar amount of this fee.”

S-12

The section entitled “Operating Expenses” on page 25 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Operating Expenses	We will reimburse our advisor’s costs and expenses of providing services, subject to the limitation that we will not reimburse our advisor for any amount by which our total operating expenses (as defined in our charter and the advisory agreement) (excluding organization and offering expenses, acquisition fees, acquisition expenses and certain other items) for the four preceding fiscal quarters, or expense year, exceeds the greater of (a) 2% of average invested assets and (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Any such excess amount paid to our advisor during a fiscal quarter will be repaid to us or, at our option, subtracted from the total operating expenses reimbursed during the subsequent fiscal quarter. If there is an excess amount in any expense year and our independent directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, then the excess amount may be carried over and included in total operating expenses in subsequent expense years and reimbursed to our advisor in one or more of such years, provided that there shall be sent to our stockholders a written disclosure of such fact, together with an explanation of the factors our independent directors considered in determining that such excess expenses were justified. For purposes of the 2% limit described above, “average invested assets” means, for any period, the average of the aggregate book value of our assets (including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies)) before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we will not reimburse our advisor for personnel costs to the extent that such employees perform services for which the advisor receives a separate fee.	Not determinable at this time.”

S-13

The sections captioned “Subordinated Participation in Net Sales Proceeds,” “Subordinated Incentive Listing Fee” and “Subordinated Termination Fee” on page 28 of the Prospectus are hereby replaced in its entirety with the following disclosure.

“Subordinated Participation in Net Sales Proceeds (payable only if we are not listed on an exchange at the time of sale)

The special limited partner will receive from time to time, when available, 15% of remaining “net sales proceeds” (as defined in our charter) after return of capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.

Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange, which we have no intention to do at this time)

The special limited partner will receive 15% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.

Not determinable at this time. There is no maximum amount of this distribution.
Subordinated Distribution Upon Termination of the Advisory Agreement

Upon termination or non-renewal of the advisory agreement, the special limited partner will receive distributions from our operating partnership payable in the form of a non-interest bearing promissory note. In addition, the special limited partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

Not determinable at this time. There is no maximum amount of this distribution.”

S-14

The section entitled “Asset Management Fees” on page 109 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Asset Management Subordinated Participation	Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, will pay an asset management subordinated participation by issuing a number of restricted Class B Units to our advisor equal to: (i) the excess of (A) the product of (y) the cost of assets multiplied by (z) 0.1875% over (B) any amounts payable as an oversight fee (as described below) for such calendar quarter; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter; provided, however, that if the amounts payable as an oversight fee for such calendar quarter exceed the amount determined under clause (A) for such calendar quarter, or an excess oversight fee, no Class B Units shall be issued for such calendar quarter and the excess oversight fee shall be carried forward to the next succeeding calendar quarter and included with and treated as amounts payable as an oversight fee for the next succeeding quarter for purposes of determining the amount of restricted Class B Units issuable for the next succeeding calendar quarter; provided further, however, that the sum of (I) the amounts determined under clause (i) above for a calendar year plus (II) the amounts payable as an oversight fee for such calendar year, shall not be less than 0.75% of the cost of assets for such calendar year. Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.	Not determinable at this time. Because the subordinated participation is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this participation.”

S-15

The section captioned “Property Management and Leasing Fees” beginning on page 109 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Property Management and Leasing Fees(6)	If New York Recovery Properties, LLC, our property manager, provides property management and leasing services for our properties, we will pay, on a monthly basis, fees equal to, for non-hotel properties, 4.0% of gross revenues from the properties managed, plus market-based leasing commissions. For the management and leasing of our hotel properties, we will pay a fee based on a percentage of gross revenues at a market rate in light of the size, type and location of the hotel property plus a customary incentive fee based on performance. We also will reimburse the property manager for property-level expenses that it pays or incurs on our behalf, including reasonable salaries, bonuses and benefits of persons employed by the property manager except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of the property manager or its affiliates. Our property manager may subcontract the performance of its property management and leasing duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services. If we contract directly with third parties for such services, we will pay them customary market fees and will pay our property manager an oversight fee equal to 1.0% of the gross revenues of the property managed. Such oversight fee will reduce the asset management fee payable to our advisor as described under “Management Compensation—Asset Management Subordinated Participation”. In no event will we pay our property manager or any affiliate both a property management fee and an oversight fee with respect to any particular property.(7)	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue and/or market rates, there is no maximum dollar amount of this fee.”

The section entitled “Operating Expenses” on page 110 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Operating Expenses	We will reimburse our advisor’s costs and expenses of providing services, subject to the limitation that we will not reimburse our advisor for any amount by which our total operating expenses (as defined in our charter and the advisory agreement) (excluding organization and offering expenses, acquisition fees, acquisition expenses and certain other items) for the four preceding fiscal quarters, or expense year, exceeds the greater of (a) 2% of average invested assets and (b) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Any such excess amount paid to our advisor during a fiscal quarter will be repaid to us or, at our option, subtracted from the total operating expenses reimbursed during the subsequent fiscal quarter. If there is an excess amount in any expense year and our independent directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, then the excess amount may be carried over and included in total operating expenses in subsequent expense years and reimbursed to our advisor in one or more of such years, provided that there shall be sent to our stockholders a written disclosure of such fact, together with an explanation of the factors our independent directors considered in determining that such excess expenses were justified. For purposes of the 2% limit described above, “average invested assets” means, for any period, the average of the aggregate book value of our assets (including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies)) before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we will not reimburse our advisor for personnel costs to the extent that such employees perform services for which the advisor receives a separate fee.	Not determinable at this time.”

S-16

The sections captioned “Subordinated Participation in Net Sales Proceeds,” “Subordinated Incentive Listing Fee” and “Subordinated Termination Fee” on page 112 of the Prospectus are hereby replaced in its entirety with the following disclosure.

“Subordinated Participation in Net Sales Proceeds (payable only if we are not listed on an exchange at the time of sale)(10)(11)	The special limited partner will receive from time to time, when available, 15% of remaining “net sales proceeds” (as defined in our charter) after return of capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange, which we have no intention to do at this time)(12)

The special limited partner will receive 15% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.

Not determinable at this time. There is no maximum amount of this distribution.
Subordinated Distribution Upon Termination of the Advisory Agreement

Upon termination or non-renewal of the advisory agreement, the special limited partner will receive distributions from our operating partnership payable in the form of a non-interest bearing promissory note. In addition, the special limited partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.(13)

Not determinable at this time. There is no maximum amount of this distribution.”

Footnote 5 to the “Management Compensation” table on page 114 of the Prospectus is deleted in its entirety.

Footnote 7 to the “Management Compensation” table on page 114 of the Prospectus is deleted and replaced with the following disclosure.

“(7)	Notwithstanding the foregoing, in the case of both hotel and non-hotel properties, our property manager may be entitled to receive higher fees if our property manager demonstrates to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered.”

S-17

Footnotes 10, 11 and 12 to the “Management Compensation” table, which appear beginning on page 114 of the Prospectus, are deleted and replaced with the following disclosure.

“(10)

Neither our advisor nor any of its affiliates (including the special limited partner) can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution. The subordinated incentive listing distribution will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sales proceeds of each sale of a property, loan or other investment after the date of the listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash or a combination thereof. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any subordinated participation in net sales proceeds becoming due and payable to the special limited partner or its assignees hereunder shall be reduced by the amount of any distribution made to the special limited partner pursuant to the limited partnership agreement of our operating partnership. Any portion of the subordinated participation in net sales proceeds that the special limited partner receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing distribution. In no event will the amount paid to the special limited partner under the promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.

(11)

Upon an investment liquidity event, which means a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity), the special limited partner will be entitled to receive, payable in one or more payments solely out of net sales proceeds, an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value of the investments owned as of the termination date of the advisory agreement and the investments acquired after the termination date of the advisory agreement for which a contract to acquire such investment had been entered into as of the termination date, or collectively the included assets, or all issued and outstanding shares of our common stock, in each case as determined in good faith by us, as the general partner of the operating partnership, as of the date the investment liquidity event is consummated, plus (y) total distributions paid through the date the investment liquidity event is consummated on shares issued in all offerings through such date, exceeds (2) the sum of the gross proceeds raised in all offerings through the date the investment liquidity event is consummated (less amounts paid on or prior to such date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the date the investment liquidity event is consummated, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the date the investment liquidity event is consummated, measured for the period from inception through the date the investment liquidity event is consummated, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.

(12)

The subordinated incentive listing distribution will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sales proceeds of each sale of a property, loan or other investment after the date of the listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash or a combination thereof. The market value of our outstanding common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. Any previous payments of the subordinated participation in net sales proceeds will offset the amounts due pursuant to the subordinated incentive listing distribution. If the special limited partner receives the subordinated incentive listing distribution, neither it nor any of its affiliates would be entitled to receive any more of the subordinated distributions of net sales proceeds or the subordinated distribution upon termination.

S-18

(13)

The subordinated distribution upon termination, if any, will be payable in the form of a non-interest bearing promissory note equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the termination date) of our investments on the termination date, less (x) any loans secured by such investments, plus (y) total distributions paid through the termination date on shares issued in all offerings through the termination date, less (z) any amounts distributable as of the termination date to limited partners who received OP Units in connection with the acquisition of any investments (including cash used to acquire investments) upon the liquidation or sale of such investments (assuming the liquidation or sale of such investments on the termination date), exceeds (2) the sum of the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the termination date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the termination date, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution. In addition, at the time of termination, the special limited partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing or another liquidity event occurs, including a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity). If the special limited partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent listing of the shares of our common stock on a national securities exchange, then the special limited partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the date of listing) of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of listing on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of listing to limited partners who received OP Units in connection with the acquisition of any included assets (including cash used to acquire the included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of listing), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of listing to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of listing, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.

If the special limited partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent investment liquidity event, then the special limited partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the date of such other liquidity event) of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of the other liquidity event on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of the other liquidity event to limited partners who received OP Units in connection with the acquisition of any included assets (including cash used to acquire included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of the other liquidity event), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of the other liquidity event to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of the other liquidity event, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution.

If the special limited partner receives the subordinated distribution upon termination, neither it nor any of its affiliates would be entitled to receive any more of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution. There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive.”

S-19

Conflicts of Interest

The third bullet on page 124 of the Prospectus under the section “Certain Conflict Resolution Procedures” is replaced in its entirety with the following disclosure.

“	•	New York Recovery Advisors, LLC and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, that New York Recovery Advisors, LLC must reimburse us for the amount, if any, by which our total operating expenses paid during the previous fiscal year exceeded the greater of: (i) 2% of our average invested assets for that fiscal year; and (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.”

Description of Real Estate Investments

Washington Street Portfolio

The following disclosure is added to the section “Washington Street Portfolio – Other” on page 150 of the Prospectus.

“The property suffered damage to its electrical and other utility systems as a result of the effects of Hurricane Sandy, and as of the date hereof, tenants are unable to re-open for business.  We are continuing to evaluate the financial impact on the property, if any, as well as our ability to recover any possible losses, through our insurance policies and the insurance policies held by the tenants and the condominium association. While we believe our property and other insurance will cover the cost of damages and compensate us for losses, there can be no assurance that such insurance will be sufficient to cover construction costs or lost revenue.”

The following disclosure is added to the end of the section entitled “Description of Real Estate Investments” beginning on page 141 of the Prospectus.

“1623 Kings Highway

On October 9, 2012, we, through a wholly owned subsidiary of our operating partnership, closed the acquisition of the fee simple interest in a commercial building located at 1623 Kings Highway in Brooklyn, New York. The seller of the property was Beacon RG Kings Highway LLC. The seller does not have a material relationship with us and the acquisition was not an affiliated transaction.  Numerous buildings are located in the area offering similar spaces to similar tenants.

Capitalization

The contract purchase price of the property was $13.3 million, exclusive of closing costs. We funded the purchase price with (i) proceeds from our ongoing initial public offering in the amount of $6.0 million and (ii) a $7.3 million mortgage with People’s United Bank.

Major Tenants/Lease Expiration

The property contains 19,960 rentable square feet 100% leased to three tenants – New York SMAS Limited Partnership (known as Verizon Wireless, a subsidiary of Verizon Communications, Inc.), which carries an investment grade credit rating as determined by major credit rating agencies; TS of Kings Highway Inc. (known as Tiger Schulmann’s Mixed Martial Arts and Kickboxing); and Interboro Developmental and Consultation Center Inc.

S-20

The following table provides information relating to lease commencement and termination dates, rentable square feet and annualized rental income for each of the three tenants:

Tenant	Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Annualized Rental Income (in thousands)	Rental Escalations	Renewal Options
New York SMAS Limited Partnership	September 2010	September 2020	3,894	$519	10.0% every five years.	One five-year option

TS of Kings Highway Inc.	June 2012	May 2027	4,575	$145	10.0% every five years.	One five-year option

Interboro Developmental and Consultation Center Inc.	September 2009	August 2024	11,491	$394	4.0% annual increase.	One five-year option

The table below sets forth the occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years:

	December 31, 2011	December 31, 2010	December 31, 2009	December 31, 2008	December 31, 2007
Occupancy	77.1%	77.1%	57.6%	N/A	N/A
Average effective annual rent per rentable square foot	$51.30	$51.30	$26.26	N/A	N/A

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements.

We believe the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2012 Federal tax return.”

Potential Property Investments

The following disclosure is added under a new heading entitled “Potential Property Investments” in the section “Description of Real Estate Investments” beginning on page 141 of the Prospectus.

“256 West 38th Street

On October 19, 2012, we, through our sponsor, entered into a purchase and sale agreement to acquire the fee simple interest in an institutional-quality office building located at 256 West 38th Street in Midtown Manhattan. Our entry into the purchase and sale agreement was previously approved by our board of directors on October 18, 2012. The seller of the property is EEGO West 38 Fee, LLC. The seller does not have a material relationship with us and the acquisition is not an affiliated transaction.  Numerous buildings are located in the area offering similar spaces to similar tenants.

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Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to certain conditions customary to closing. Although we believe that the acquisition of the property is probable, there can be no assurance that the acquisition will be consummated. The purchase and sale agreement contains customary representations and warranties by the seller.

Capitalization

The contract purchase price of the property is $48.6 million, exclusive of closing costs. We intend to fund the purchase price with proceeds from our ongoing initial public offering and proceeds from a mortgage financing. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The property contains approximately 118,000 rentable square feet and is 87% leased to 15 tenants. Approximately 35% of the property is occupied by two tenants: Cache, Inc., a nationwide mall and web-based specialty retailer of lifestyle sportswear, dresses, and accessories for style-conscious women, and United Auto Workers, a labor union which represents workers in a wide range of industries, from automobile manufacturing and auto parts to health care, casino gaming, and higher education.

The following table provides information relating to lease commencement and termination dates, rentable square feet, rental escalations, renewal options and current cash rental income for the two major tenants:

Tenant	Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Cash Rental Income (in thousands)	Rental Escalations	Renewal Options
Cache, Inc.	July 2012	February 2023	28,545	$773 (1)	2.5% annual increase	None
United Auto Workers	May 2008 and April 2009	April 2018 and March 2018	12,571	$458	11% in 2013; 3% annually thereafter	None

_____________________

(1)	Includes $0.4 million of rent abatement during the first lease year.

The schedule of lease expirations for the next ten years and the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years will be available upon the closing of the acquisition of the property.

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements.

We believe the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2012 Federal tax return.

“229 West 36th Street

On November 8, 2012, we, through our sponsor, entered into a purchase and sale agreement to acquire the fee simple interest in an institutional-quality office building located at 229 West 36th Street in Midtown Manhattan. The seller of the property is 229 W. 36th Street Partnership LP. The seller does not have a material relationship us and the acquisition is not an affiliated transaction.  Numerous buildings are located in the area offering similar spaces to similar tenants.

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Pursuant to the terms of the purchase and sale agreement, our obligation to close upon the acquisition is subject to certain conditions customary to closing. Although we believe that the acquisition of the property is probable, there can be no assurance that the acquisition will be consummated. The purchase and sale agreement contains customary representations and warranties by the seller.

Capitalization

The contract purchase price of the property is $65.0 million, exclusive of closing costs. We intend to fund the purchase price with proceeds from our ongoing initial public offering and proceeds from a mortgage financing. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The property contains approximately 149,000 rentable square feet and is 100% leased to seven tenants. Approximately 70.1% of the property is occupied by three tenants: American Language Communication Center, Inc.; Early Bird Delivery Systems, LLC; and Spectaguard Acquisitions, LLC.

The following table provides information relating to lease commencement and termination dates, rentable square feet, rental escalations, renewal options and current cash rental income for the three major tenants:

Tenant	Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Cash Rental Income (in thousands)	Rental Escalations	Renewal Options
American Language Communication Center, Inc.	February 2008	July 2028	64,283	$2,378	Varies	One Five-Year Option
Early Bird Delivery Systems, LLC	February 2002	March 2023	20,132	$748	Varies	None
Spectaguard Acquisition, LLC	May 2011	July 2022	19,920	$618	20.0% Increase in Year 6; 2.5% annual increase in other years	One Five-Year Option

The schedule of lease expirations for the next ten years and the occupancy rate and the average effective annual rent per square foot as of December 31 for each of the last five years will be available upon the closing of the acquisition of the property.

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements.

We believe the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2012 Federal tax return.”

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Financing Obligations

The following disclosure is added to the end of the section of the Prospectus entitled “Financing Obligations.”

“People’s United Bank Loan

On October 9, 2012, we, through an indirect wholly owned subsidiary of our operating partnership, incurred a $7.3 million mortgage loan from People’s United Bank in connection with the acquisition of the 1623 Kings Highway property. The mortgage loan bears interest at a rate fixed by an interest rate swap of 3.3% and requires monthly interest-only payments, with the principal balance due on the maturity date in November 2017. The mortgage loan is nonrecourse and may be accelerated only upon the event of a default. The mortgage loan may be prepaid, subject to a breakage fee. As the mortgage loan is interest only, it is not subject to amortization, and the principal outstanding upon maturity will remain $7.3 million.”

Summary of Our Operating Partnership Agreement

The section entitled “Summary of Our Operating Partnership Agreement” on page 233 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“The following is a summary of the material terms of the agreement of limited partnership of our operating partnership. This summary and the descriptions of the operating partnership agreement provisions elsewhere in this prospectus are qualified by such agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See the section entitled “Where You Can Find Additional Information” in this prospectus.

Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for OP Units rather than for cash or our common stock. This enables the seller to defer some or all of the potential taxable gain on the transfer. From the seller’s perspective, there are also differences between the ownership of common stock and partnership units, some of which may be material because they impact the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation.

Description of Partnership Units

Partnership interests in the operating partnership, other than the special limited partner interest, are divided into “units.” The operating partnership has three classes of units: (a) GP Units; (b) OP Units and (c) Class B Units.

GP Units

GP Units represent an interest as a general partner in the operating partnership and we, as general partner, will hold all such units. In return for the initial capital contribution of $200,000 we made, the operating partnership issued to us 20,000 general partnership units that were subsequently redesignated as 20,000 GP Units.

In our capacity as general partner, we manage the operating partnership and are liable for certain unpaid debts and liabilities of the operating partnership.

Limited Partnership Units Generally

Limited partnership units represent an interest as a limited partner in the operating partnership. The operating partnership may issue additional partnership units and classes of partnership units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

Limited partners of any class do not have the right to participate in the management of the operating partnership. Limited partners of any class who do not participate in the management of the operating partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each OP Unit has one vote. See the section entitled “— Management of the Operating Partnership” below for a more detailed discussion of this subject.

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In general, each OP Unit and Class B Unit (and GP Unit) will share equally in distributions from the operating partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon the operating partnership’s liquidation, OP Units and Class B Units (and GP Units) also will share equally on a unit-by-unit basis in the assets of the operating partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the special limited partner. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each limited partnership common unit, regardless of whether any distributions are made by the operating partnership. See the section entitled “Certain Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.

Under certain circumstances, holders of limited partnership units of any class may be restricted from transferring their interests without the consent of the general partner. See the section entitled “— Transferability of Interests” below for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers.

OP Units

For each OP Unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of OP Units will not be obligated to make additional capital contributions to the operating partnership. Further, such holders will not have the right to make additional capital contributions to the operating partnership or to purchase additional OP Units without our consent as general partner. For further information on capital contributions, see the section entitled “— Capital Contributions” below.

After owning an OP Unit for one year, OP Unit holders generally may, subject to certain restrictions, exchange OP Units for the cash value of a corresponding number of shares of our common stock or, at the option of the operating partnership, a corresponding number of shares of our common stock. See the section entitled “— Limited Partner Exchange Rights” below for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights. These exchange rights are accelerated in the case of some extraordinary transactions. See the section entitled “— Extraordinary Transactions” below for an explanation of the exchange rights under such circumstances.

Class B Units

Effective July 1, 2012, the payment of asset management fees in cash, shares or restricted stock grants, or any combination thereof, to the advisor was eliminated and replaced with the potential issuance to the advisor of Class B Units.

Class B Units represent limited partnership interests in the operating partnership intended to be profits interests. We, as the general partner, shall cause the operating partnership to issue Class B Units to the advisor in connection with the services provided by the advisor under the advisory agreement to manage the assets of the operating partnership. The Class B Units shall be issuable quarterly in arrears subject to the approval of the general partner’s board of directors. The number of Class B Units issuable to the advisor quarterly is determined by dividing (a) the excess of 0.1875% of the cost of our assets over the amount of any oversight fee payable to the advisor for such quarter by (b) the value of one share of common stock as of the end of such quarter.

Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.

After a Class B Unit is no longer subject to forfeiture as described in the previous paragraph, if the capital account attributable to such Class B Unit has been sufficiently adjusted pursuant to the special allocations described below under “—Allocations”, the Class B Unit will automatically convert into an OP Unit. The holder of Class B Units has the right to make capital contributions to the operating partnership in exchange for OP Units, subject to the approval of the general partner, in order to trigger a revaluation of the operating partnership’s assets and a corresponding allocation of any unrealized gain in the event of a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement.

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Management of the Operating Partnership

The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and conduct substantially all of our business through it. Pursuant to the operating partnership agreement, we, as the general partner, have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, such as acquisitions, dispositions and refinancings, and to cause changes in the operating partnership’s business and distribution policies. Further, we may, without the consent of the limited partners:

•             file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or

•             cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners, in their capacities as such, will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law. Further, the limited partners have no right to remove us as the general partner.

As general partner, we also may amend the operating partnership agreement without the consent of the limited partners. However, the following amendments will require the unanimous written consent of the affected limited partners or the consent of limited partners holding more than 50% of the voting power in the operating partnership:

•             any amendment that alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under the “Distributions” portion of this section;

•             any amendment that alters or changes the limited partner’s exchange rights;

•             any amendment that imposes on limited partners any obligation to make additional capital contributions; or

•             any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.

Indemnification

To the extent permitted by law, the operating partnership agreement provides for indemnification of us when acting in our capacity as general partner. It also provides for indemnification of directors, officers and other persons that we may designate under the same conditions, and subject to the same restrictions, applicable to the indemnification of officers, directors, employees and stockholders under our charter. See the section entitled “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” in this prospectus.

Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the consent of holders of two-thirds of the limited partnership units, except in connection with the sale of all or substantially all of our assets. Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units may withdraw from the partnership and transfer and/or encumber all or any part of their units.

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In addition, limited partnership units will not be registered under the federal or state securities laws. As a result, the ability of a holder to transfer its units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally permits us and/or the operating partnership to engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another entity, or the sale of all or substantially all the assets of any entity, or any liquidation, reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partner notice of a proposed business combination at least 15 days prior to the record date for the stockholder vote on the combination, if any.

Any limited partners who timely exchange their units prior to the record date for the stockholder vote on a business combination shall be entitled to vote their shares in any stockholder vote on the business combination. Limited partners who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination.

We cannot consummate a business combination (other than one in which we are the surviving entity) unless all limited partners receive, or have the right to election to receive, for each OP Unit or Class B Unit they own, an amount of cash, securities or other property equal to the amount of cash, securities or other property or value paid in the combination to a holder of a share of common stock. If, in connection with a business combination, a tender or similar offer has been accepted by holders of more than 50% of the outstanding common stock, then each limited partner will have the option to exchange its OP Units or Class B Units for the amount of cash, securities or other property which the limited partner would have received had it exercised its exchange rights under the operating partnership agreement, and tendered the shares of common stock received upon exercise of the exchange rights immediately prior to the expiration of the offer.

However, we may merge into or consolidate with another entity without adhering to these limitations if, immediately after the merger or consolidation, substantially all the assets of the surviving entity, other than the partnership units held by us, are contributed to the operating partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets contributed as determined by the surviving entity’s general partner in good faith and the surviving entity’s general partner expressly agrees to assume all of our obligations as general partner under the operating partnership agreement.

Issuance of Additional Units

As general partner of the operating partnership, we will be able to cause, without the consent of the limited partners, the operating partnership to issue additional units representing general and/or limited partnership interests. A new issuance may include preferred units, which may have rights which are different than, and/or superior to, those of GP Units, OP Units and Class B Units. Furthermore, the operating partnership agreement requires the issuance of additional units to us corresponding with any issuance of stock by us pursuant to the distribution reinvestment program or as a result of our distributing stock in order to meet our annual distribution requirement to maintain our status as a REIT.

Capital Contributions

The operating partnership agreement provides that, if the operating partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings or capital contributions, we, as general partner, have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we must contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of cash or other property received in exchange for the issuance of common shares, we will receive one OP Unit for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than shares of common stock, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock that we issued. If we contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis if we contribute any additional capital.

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Distributions

The operating partnership agreement sets forth the manner in which distributions from the partnership will be made to partners. Distributions from the partnership are made at the times and in the amounts determined by us, as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units.

The operating partnership agreement provides that cash available for distribution, excluding net proceeds from any sale or other disposition of properties of the operating partnership, or net sales proceeds, will be distributed to the partners holding GP Units, OP Units and/or Class B Units based on their percentage interests. Net sales proceeds will be distributed to partners as follows:

•             first, 100% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in proportion to each such partner’s percentage interests, until our stockholders’ and such OP Unit holders’ “net investment” balance is zero;

•             second, 100% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in proportion to each such partner’s percentage interests, until our stockholders and such OP Unit holders have received a cumulative, pre-tax, non-compounded return of 6% per year on their average “net investment” balance; and

•             thereafter, 15% to the special limited partner, and 85% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units and/or Class B Units entitled to such distributions in accordance with each such partner’s percentage interests.

The return calculation described above applies to all distributions received and not just distributions of net sales proceeds. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to any limited partners, and to us, which we will then distribute to our stockholders. As it relates to our stockholders, “net investment” means the excess of gross proceeds raised in all offerings over all prior distributions of net sales proceeds and any amounts paid by us to repurchase shares of our stock pursuant to our share repurchase program or otherwise. As it relates to the limited partners, “net investment” means the excess of capital contributions made by limited partners over all prior distributions to the limited partners of net sales proceeds (other than distributions on limited partner interests held directly or indirectly by us as the general partner) and any proceeds or property used to redeem limited partner interests (except those held directly or indirectly by us as the general partner).

New York Recovery Special Limited Partnership, LLC also will be entitled to defer distributions under some circumstances and to receive subordinated distributions from the operating partnership upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement. For a more detailed discussion of such distributions, see the section entitled “Management Compensation” in this prospectus.

The operating partnership agreement also provides that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units. The operating partnership agreement further provides that, as general partner, we shall use our best efforts to ensure sufficient distributions are made to meet the annual REIT distribution requirements and to avoid U.S. federal income and excise taxes on our earnings.

Liquidation

Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their positive capital accounts.

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Allocations

The operating partnership agreement provides that net income, net loss and any other individual items of income, gain, loss or deduction of the operating partnership (other than net gain or net loss from the sale of property of the operating partnership) will be allocated among the partners in accordance with their percentage interests. Net gain, net loss and items of income, gain, loss or deduction of the operating partnership from the sale of property of the operating partnership shall be allocated among the partners in such a manner that (after giving effect to the allocation pursuant to the first sentence of this paragraph) the capital accounts of each partner, immediately after making such allocation, is, as nearly as possible, equal proportionately to the distributions of net sales proceeds that would be made to such partner if the operating partnership were dissolved, its affairs wound up and its assets were sold for cash, all operating partnership liabilities were satisfied, and the net sales proceeds of the operating partnership were distributed to the partners immediately after making such allocation.

Notwithstanding the previous paragraph, the operating partnership agreement provides that the following special allocations shall be made prior to the allocations in the prior paragraph. Net gain and items of income and gain of the operating partnership from the sale of property of the operating partnership, and unrealized gain from the revaluation of the operating partnership’s assets, shall be allocated to the holders of Class B Units until their capital account balances attributable to their holdings of Class B Units are equal to the average capital account balance of holders of OP Units attributable to such OP Units, and such allocations shall be made on a unit-by-unit basis in order to allow for the greatest number of Class B Units to convert into OP Units at any one time. Furthermore, after the allocations made in the previous sentence, net gain and items of income and gain of the operating partnership from the sale of assets of the operating partnership, and unrealized gain from the revaluation of the operating partnership’s assets, shall be allocated to the special limited partner until the special limited partner has received aggregate allocations of income for all fiscal years equal to the aggregate amount of distributions the special limited partner is entitled to receive or has received for such fiscal year and all prior fiscal years. If the special limited partner is entitled to received distributions pursuant to a promissory note issued to it in connection with the listing of our common stock or the termination of the advisory agreement, unrealized gain from the revaluation of the operating partnership’s assets shall be allocated to the special limited partner until the special limited partner has received aggregate allocations equal to the amount of distributions the special limited partner is entitled to receive pursuant to such promissory note.

Operations

The operating partnership agreement requires that the partnership be operated in a manner that will:

•             satisfy the requirements for our classification as a REIT;

•             avoid any U.S. federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and

•             ensure that the operating partnership will not be classified as a publicly traded partnership under the Code.

Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due, or reimburse us for, payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of the operating partnership.

Limited Partner Exchange Rights

Pursuant to the operating partnership agreement, each holder of an OP Unit has the right, but not the obligation, to exchange all or a portion of their OP Units for cash or, at the operating partnership’s option, for shares of our common stock on such terms and subject to such conditions and restriction as will be contained in one or more exchange rights agreements among us, as the general partner, the operating partnership and one or more limited partner, provided, that such OP Units shall have been outstanding for at least one year (or such lesser time as determined by us in our sole and absolute discretion). The form of the exchange rights agreement shall be provided by the general partner.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units for the cash value of a corresponding number of shares of our common stock or, at the option of the operating partnership, a corresponding number of shares of our common stock, to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged.

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Special Limited Partner

New York Recovery Special Limited Partnership, LLC, the parent of our advisor, is a Delaware limited liability company formed on November 4, 2009 and is the special limited partner of our operating partnership. Except as set described below, the special limited partner does not hold any general partnership interests or limited partnership interests and does not have any voting rights, approval rights, rights to distributions or any other rights under the partnership agreement. The special limited partner is entitled to receive subordinated distributions of net proceeds in connection with the sale of the assets of our operating partnership, upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement. Any such subordinated distribution to the special limited partner is related to our successful performance. Such distribution is calculated as 15% of the excess of (a) an amount equal to the value of our stock or assets determined as of the listing, termination of the advisory agreement or other liquidity event, as applicable, plus the amount of all distributions made to investors prior to such time over (b) the amount the investors would receive as a return of their net capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. If the special limited partner is entitled to receive a subordinated distribution, other than pursuant to a promissory note issued to it in connection with the listing of our common stock or the termination of the advisory agreement, the special limited partner shall be entitled to contribute the right to receive such subordinated distribution to the operating partnership in exchange for OP Units in an amount equal to the value of such subordinated distribution right. If the special limited partner obtains OP Units in this manner, the special limited partner shall have all the rights of any holder of OP Units, including the limited partner exchange right described herein.

Tax Matters

Pursuant to the operating partnership agreement, we will be the tax matters partner of the operating partnership, and as such, will have authority to make tax decisions under the Code on behalf of the operating partnership. Tax income and loss generally will be allocated in a manner that reflects the entitlement of the general partner, limited partners and the special limited partner to receive distributions from the operating partnership. We will file a U.S. federal income tax return annually on behalf of the operating partnership on IRS Form 1065 (or such other successor form) or on any other IRS form as may be required. To the extent that any special purpose entity is not wholly owned by the operating partnership or is a taxable REIT subsidiary, we will arrange for the preparation and filing of the appropriate tax returns for such special purpose entity for U.S. federal income tax purposes. For a description of other tax consequences stemming from our investment in the operating partnership, see the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus.

Duties and Conflicts

Except as otherwise set forth under the sections entitled “Conflicts of Interest” and “Management” in this prospectus, any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

Term

The operating partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated (i) upon our dissolution, bankruptcy, insolvency or termination, (ii) an election made by us, as the general partner, with the consent of the limited partners holding at least a majority of the percentage interest of the limited partners (including limited partner interests held by the general partner), (iii) an event of withdrawal by us, as the general partner (as defined in the Delaware Revised Uniform Limited Partnership Act), other than an event of bankruptcy, unless, within ninety days after such event of withdrawal, a majority in interest of the remaining limited partners consent to continuing the business of the operating partnership and to the appointment of a successor general partner, (iv) upon the sale or other disposition of all or substantially all the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (v) by operation of law.”

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Subscription Agreement

The form of multi-offering subscription agreement contained in Appendix C-2 of the Prospectus is hereby replaced with the form of multi-offering subscription agreement attached to this Supplement No. 7 as Appendix C-2. The form of multi-offering subscription agreement supersedes and replaces the form of multi-offering subscription agreement contained in the Prospectus.

Annex A

On November 13, 2012, the Company filed with the United States Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. The Quarterly Report (excluding the exhibits thereto) is attached as Annex A to this Supplement No. 7.

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Arc Arc global Arct iV Daily NAV Arc-Ht nYrr retail bDcA pe-Arc uDF iV ARC Multi-Offering SubScriptiOn AgreeMent An investment in the offerings described herein cAnnot be completed until At leAst five (5) business dAys After the dAte the investor received the finAl prospectus for eAch offering. subscriptions Will be effective only upon our AcceptAnce, And We reserve the right to reJect Any subscription in Whole or in pArt. if reJected, All funds shAll be returned to subscribers Without interest And Without deduction for Any eXpenses Within ten business dAys from the dAte the subscription is reJected. investors Will receive A confirmAtion of their purchAse. investors in AlAbAmA, ArkAnsAs, mArylAnd, mAssAchusetts or tennessee (or Arc-ht investors in south cArolinA) mAy not use this multi-offering subscription Agreement to subscribe for shAres of Any offering described herein but insteAd should refer to the subscription Agreement for eAch offering. If you have any questIons, please call your regIstered representatIve or realty capItal securItIes, llc (MeMber FINrA/SIPC) at 1-877-373-2522. SubScriptiOn AgreeMent 9

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1 please indicate which offering you wish to invest in and whether this purchase is an “initial investment” or an ”additional investment.” .. net of commission purchase (“nocp”): check this box if you are eligible for a nocp. NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details. note: Investment subject to suitability standards, see the corresponding prospectus for details. * Retail shares are sold to the public through broker dealers and are sub- ject to applicable selling commissions and dealer manager fees (see pro- spectus for details). ** Institutional shares are sold through RIAs and broker dealers that are man- aging wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details). investment investment Amount .. American realty capital global trust, inc. (“Arc global”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital trust iv, inc. (“Arct iv”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital daily net Asset value trust, inc. (“ARC Daily NAV”) ..state in which sale was made: ______ .. Initial Investment: .. Retail * (or) . Institutional ** .. additional Investment: .. Retail * (or) . Institutional ** acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital healthcare trust, inc. (“Arc-ht”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital new york recovery reit, inc. (“nyrr”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital – retail centers of America, inc. (“ARC Retail”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. business development corporation of America (“bdcA”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$1,000 minimum investment .. phillips edison – Arc shopping center reit, inc. (“pe–Arc”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. united development funding iv (“udf iv”)‡ ..state in which sale was made: ______ ‡ Stated share price of $20 per share .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment ..$1,000 minimum investment if purchased through IRA or other qualified account ..$1,000 minimum for additional investments payment Method: please indicate the method of payment: check enclosed subscription amount wired check/funding being sent by other third party payment instructions: please follow the instructions outlined below. .. for custodial held accounts, such as irAs and other qualified plans: checks should be made payable to the custodian and sent, with a completed copy of the subscription agreement, directly to the custodian who will forward them to the applicable address. .. for all other investments: .. for Arc global (except ARC Global investors in OH and PA), Arct iv, Arc daily nAv (except ARC Daily NAV investors in OH, PA and TX), Arc-ht, Arc retail (except ARC Retail investors in OH and PA), nyrr, bdcA, pe-Arc and udf iv, make checks payable to the respective offering: american realty capital global trust, Inc. (or) american realty capital trust Iv, Inc. (or) american realty capital daily net asset value trust, Inc. (or) american realty capital healthcare trust, Inc. (or) american realty capital new york recovery reIt, Inc. (or) american realty capital – retail centers of america, Inc. (or) Business development corporation of america (or) phillips edison – arc shopping center reIt, Inc. (or) united development funding Iv. .. for Arc global investors in oh and pA, make checks payable to: uMB Bank, na, escrow agent for american realty capital global trust, Inc. .. for Arc retail investors in oh and pA, make checks payable to: uMB Bank, na, escrow agent for american realty capital – retail centers of america, Inc. .. for Arc daily nAv investors in oh, pA and tX, make checks payable to: uMB Bank, na, escrow agent for american realty capital daily net asset value trust, Inc. 2 OWnerSHip importAnt: please choose one option, either within the “non-custodial ownership” column, or within the “custodial ownership” column. (1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor’s death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act. 2a. non-custodial Ownership (Non-Qualified) 2b. custodial Ownership (Qualified) .. individual – One signature required & initial. .. Joint tenants with right of survivorship – All parties must sign & initial. .. tenants in common – All parties must sign & initial. .. company or corporation or partnership – Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable. .. uniform gift/transfer to minors Act (UGMA/UTMA) – Owner and custodian signature required. state of ______ custodian for ______________________ .. estate – Personal representative signature required. name of executor: _______________________________ Include a copy of the court appointment. .. Qualified pension or profit sharing plan* – Trustee or custodian signature required. Include plan documents. name of trustee: ________________________________ .. trust – Trustee(s) signature(s) and copy of trust document or trust certificate required. .. transfer on death(1) – Must complete separate Transfer on Death Registration Form. .. other (specify) – _______________________________ Include title and signature pages. .. traditional irA* – One signature required. .. roll-over irA* – One signature required. .. roth irA* – One signature required. .. keogh plan* – One signature required. .. simplified employee pension/trust (s.e.p.)* .. Qualified pension or profit sharing plan* – Owner and custodian signature required. .. 401(k) (Only available for ARC Daily NAV) .. other (specify) – ___________________________ * Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts. 1 please indicate which offering you wish to invest in and whether this purchase is an “initial investment” or an ”additional investment.” .. net of commission purchase (“nocp”): check this box if you are eligible for a nocp. NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details. note: Investment subject to suitability standards, see the corresponding prospectus for details. * Retail shares are sold to the public through broker dealers and are sub- ject to applicable selling commissions and dealer manager fees (see pro- spectus for details). ** Institutional shares are sold through RIAs and broker dealers that are man- aging wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details). investment investment Amount .. American realty capital global trust, inc. (“Arc global”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital trust iv, inc. (“Arct iv”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital daily net Asset value trust, inc. (“ARC Daily NAV”) ..state in which sale was made: ______ .. Initial Investment: .. Retail * (or) . Institutional ** .. additional Investment: .. Retail * (or) . Institutional ** acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital healthcare trust, inc. (“Arc-ht”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital new york recovery reit, inc. (“nyrr”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. American realty capital – retail centers of America, inc. (“ARC Retail”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. business development corporation of America (“bdcA”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$1,000 minimum investment .. phillips edison – Arc shopping center reit, inc. (“pe–Arc”) ..state in which sale was made: ______ .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment .. $100 increments for additional investments .. united development funding iv (“udf iv”)‡ ..state in which sale was made: ______ ‡ Stated share price of $20 per share .. Initial Investment .. additional Investment: acct# _________________ $ __________________________ ..$2,500 minimum investment ..$1,000 minimum investment if purchased through IRA or other qualified account ..$1,000 minimum for additional investments payment Method: please indicate the method of payment: check enclosed subscription amount wired check/funding being sent by other third party payment instructions: please follow the instructions outlined below. .. for custodial held accounts, such as irAs and other qualified plans: checks should be made payable to the custodian and sent, with a completed copy of the subscription agreement, directly to the custodian who will forward them to the applicable address. .. for all other investments: .. for Arc global (except ARC Global investors in OH and PA), Arct iv, Arc daily nAv (except ARC Daily NAV investors in OH, PA and TX), Arc-ht, Arc retail (except ARC Retail investors in OH and PA), nyrr, bdcA, pe-Arc and udf iv, make checks payable to the respective offering: american realty capital global trust, Inc. (or) american realty capital trust Iv, Inc. (or) american realty capital daily net asset value trust, Inc. (or) american realty capital healthcare trust, Inc. (or) american realty capital new york recovery reIt, Inc. (or) american realty capital – retail centers of america, Inc. (or) Business development corporation of america (or) phillips edison – arc shopping center reIt, Inc. (or) united development funding Iv. .. for Arc global investors in oh and pA, make checks payable to: uMB Bank, na, escrow agent for american realty capital global trust, Inc. .. for Arc retail investors in oh and pA, make checks payable to: uMB Bank, na, escrow agent for american realty capital – retail centers of america, Inc. .. for Arc daily nAv investors in oh, pA and tX, make checks payable to: uMB Bank, na, escrow agent for american realty capital daily net asset value trust, Inc. 2 OWnerSHip importAnt: please choose one option, either within the “non-custodial ownership” column, or within the “custodial ownership” column. (1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor’s death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act. 2a. non-custodial Ownership (Non-Qualified) 2b. custodial Ownership (Qualified) .. individual – One signature required & initial. .. Joint tenants with right of survivorship – All parties must sign & initial. .. tenants in common – All parties must sign & initial. .. company or corporation or partnership – Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable. .. uniform gift/transfer to minors Act (UGMA/UTMA) – Owner and custodian signature required. state of ______ custodian for ______________________ .. estate – Personal representative signature required. name of executor: _______________________________ Include a copy of the court appointment. .. Qualified pension or profit sharing plan* – Trustee or custodian signature required. Include plan documents. name of trustee: ________________________________ .. trust – Trustee(s) signature(s) and copy of trust document or trust certificate required. .. transfer on death(1) – Must complete separate Transfer on Death Registration Form. .. other (specify) – _______________________________ Include title and signature pages. .. traditional irA* – One signature required. .. roll-over irA* – One signature required. .. roth irA* – One signature required. .. keogh plan* – One signature required. .. simplified employee pension/trust (s.e.p.)* .. Qualified pension or profit sharing plan* – Owner and custodian signature required. .. 401(k) (Only available for ARC Daily NAV) .. other (specify) – ___________________________ * Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.

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3 importAnt: send all paperwork directly to the custodian. note: this section is only for accounts specified in section 2b and not for custodial accounts for Minors. custodial Ownership (Must be completed by Custodian/Trustee for accounts identified in Section 2b) name of trust or Business entity (Does not apply to IRA accounts) name of custodian or trustee Mailing address city, state, Zip Business phone custodian/trust/Business entity tax Id# account # name of custodian or other administrator 4 importAnt: Investor Information is required. investor information ..• Mr. .• Mrs. .• Ms. .• other ______ note: please provide all necessary corporate name of account owner documents, partnership date of Birth agreement, or trust social security number or taxpayer Id # powers (specified in section 2) to establish legal address (no p.o. Boxes) authority to act. city, state, Zip citizenship: Please indicate Citizenship Status (Required) ..• u.s. citizen .• resident Alien .• non-resident Alien* .• employee, Affiliate or board member note: Any and all u.s. taxpayers are required to complete W-9 form in section 6b * If non-resident alien, investor must submit the appropriate W-8 form (W-8ben, W-8eci, W-8eXp or W-8imy) in order to make an investment. (Again, if a foreign national who is, in fact, a u.s taxpayer, complete W-9 form.) employer: | .r e tire D ..• Mr. .• Mrs. .• Ms. .• other ______ name of Joint account owner or Minor entity name date of Birth social security number or taxpayer Id# If non-u.s. citizen, specify country of citizenship Mailing address (if different than legal address) city, state, Zip home phone Business phone government id: (Foreign Citizens only) Identification documents must have a reference number and photo. Please attach a photocopy. place of Birth: ____________________________________________________________________________________ City State/ProvinCe Country Immigration status: .permanent resident• ..non-permanent resident• • ..non-resident• check which type of document you are providing: ..US Driver's License .Ins permanent resident alien card .Passport with U.S. Visa ..Employment Authorization Document .Passport without U.S. Visa Bank Name (required):________________________ Account No. (required):_______________________________________________________________________________ ..Foreign national identity documents Bank Name (required):____________________________________________ Phone No. (required):_____________________________________________ Number for the document checked above and country of issuance: ______________________ cAliforniA investors: all certIfIcates representIng shares WhIch are sold In the state of calIfornIa WIll Bear the folloWIng legend condItIons: It Is unlaWful to consuMMate a sale or transfer of thIs securIty or any Interest thereIn, or to receIve any consIderatIon therefor, WIthout the prIor WrItten consent of the coMMIssIoner of corporatIons for the state of calIfornIa, eXcept as perMItted In the coMMIssIoner’s rules. Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

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complete this section to enroll in the distribution reinvestment plan or to elect how you wish to receive your distributions.1 note: qualified accounts may not direct distributions without the custodian's approval. please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian. footnotes: 1 Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates. 2 Ohio investors in ARC Global, ARCT IV, ARC Daily NAV and ARC Retail, cannot participate in the Distribution Reinvestment Plan. Other Ohio investors, and ARCT IV investors in Maine, cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs. 3 Each investor who elects to have distributions reinvested agrees to notify the applicable program and the broker- dealer in writing if at any time during his or her participation in the Distribution Reinvestment Plan, there is any material change in the stockholder’s financial condition or inaccuracy of any representation under the subscription agreement for such stockholder’s initial purchase of our shares. 4 I authorize American Realty Capital Global Trust, Inc., American Realty Capital Trust IV, Inc., American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Healthcare Trust, Inc., American Realty Capital New York Recovery REIT, Inc., American Realty Capital – Retail Centers of America, Inc., Business Development Corporation of America, Phillips Edison – ARC Shopping Center REIT Inc., United Development Funding IV or its agent, DST Systems, Inc. (as applicable, the “Issuer”) to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors’ ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares. Distributions AmericAn reAlty cApitAl globAl trust, inc. ..I hereby subscribe for Shares of American Realty Capital Global Trust, Inc. and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) AmericAn reAlty cApitAl trust iv, inc. ..I hereby subscribe for Shares of American Realty Capital Trust IV, Inc. and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) AMericAn reAlTy cApiTAl DAily neT AsseT VAlUe TrUsT, inc. ..I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) AmericAn reAlty cApitAl heAlthcAre trust, inc. ..I hereby subscribe for Shares of American Realty Capital Healthcare Trust, Inc. and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) AmericAn reAlty cApitAl neW york recovery reit, inc. ..I hereby subscribe for Shares of American Realty Capital New York Recovery REIT, Inc. and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) AMericAn reAlTy cApiTAl – reTAil cenTers of AMericA, inc. ..I hereby subscribe for Shares of American Realty Capital – Retail Centers of America, Inc. and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) business development corporAtion of AmericA ..I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) phillips edison – Arc shopping center reit, inc. ..I hereby subscribe for Shares of Phillips Edison – ARC Shopping Center REIT, Inc. and elect the distribution option indicated. .. reinvest/dividend reinvestment plan 3 Investor elects to participate in the Dividend Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) united development funding iv ..I hereby subscribe for Shares of United Development Funding IV and elect the distribution option indicated. .. reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. .. mail check to the address of record ..• send to custodial Account listed in section 3 .. cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)

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5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution __________

Mailing Address __________

City, State, Zip __________

Account # __________

Bank's ABA/Routing # __________

☐ Checking Account *(must enclose voided check)* ☐ Savings Account *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ American Realty Capital Global Trust, Inc. ☐ American Realty Capital Trust IV, Inc. ☐ American Realty Capital Daily Net Asset Value Trust, Inc.

☐ American Realty Capital Healthcare Trust, Inc. ☐ American Realty Capital New York Recovery REIT, Inc. ☐ American Realty Capital – Retail Centers of America, Inc.

☐ Business Development Corporation of America ☐ Phillips Edison – ARC Shopping Center REIT, Inc. ☐ United Development Funding IV

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: (a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. (b) I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. (c) I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. (d) I acknowledge that if the e-mail notification is returned to the respective offering(s) as 'undeliverable', a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. (e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature __________ Date (mm/dd/yyyy) __________

Co-Owner Signature (if applicable) __________ Date (mm/dd/yyyy) __________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is __________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: *Investors in Alabama, Arkansas, Maryland, Massachusetts, or Tennessee (or ARC-HT Investors in South Carolina) may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.*

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only: In addition to the suitability requirements described above, investors' maximum investment in our shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in each Issuer.

6 Continued Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below) Owner co-Owner For investors of ALL Offerings (Continued): Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities registered by us for any offering with the securities division. For American realty capital global trust, inc. (“Arc global”) investors Only: I/we have received the final prospectus of arc global at least five (5) business days prior to the date of this subscription agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of arc global, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Kentucky residents only: In addition to the suitability requirements described above, investors’ maximum investment in the arc global shares will be limited to 10% of the investor’s liquid net worth. Ohio, Oregon, Pennsylvania, Washington, New Jersey and New Mexico residents only: In addition to the suitability requirements described above, the investor’s maximum investment in arc global and its affiliates cannot exceed 10% of the oregon, pennsylvania, Washington, new Jersey or new Mexico resident’s net worth. an ohio investor’s aggregate investment in the arc global shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. for ohio and pennsylvania investors, arc global will not release subscriptions from escrow until it has received $20,000,000 and $75,000,000, respectively, in subscriptions. Iowa residents only: an Iowa investor’s maximum investment in arc global and its affiliates cannot exceed 10% of the Iowa resident’s liquid net worth. North Dakota residents only: north dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the arc global offering. Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. the investor’s maximum investment in arc global should not exceed 10% of the investor’s net worth. Maine residents only: the Maine office of securities recommends that an investor’s aggregate investment in the arc global offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. for this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Texas residents only: an investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $250,000 and a minimum annual gross income of $65,000, or (b) a minimum net worth of $500,000. the investor’s maximum investment in the arc global offering shall not exceed 10% of the investor’s liquid net worth. For American realty capital trust iV, inc. (“Arct iV”) investors Only: I/we acknowledge receipt of the final prospectus of arct Iv, not less than five (5) business days prior to the signing of this subscription agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of arct Iv, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. the investor’s maximum in investment in arct Iv and its affiliate cannot exceed 10% of the investor’s net worth. Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. the investor’s maximum investment in arct Iv and its affiliates cannot exceed 10% of the Iowa, oregon, pennsylvania, Washington or new Mexico resident’s net worth. a ohio investor’s aggregate investment in arct Iv shares, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

C-2-6

6 *Continued*

Subscriber Acknowledgements & Signatures ***(Continued)*** *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital Trust IV, Inc. ("ARCT IV") Investors Only *(Continued)*:		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARCT IV offering not to exceed 10% of the Kentucky investor's liquid net worth.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARCT IV offering.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARCT IV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
New Jersey residents only: Investors who reside in the state of New Jersey must have either (i) a liquid net worth of $100,000 and annual gross income of $85,000 or (ii) a minimum liquid net worth of $350,000. Additionally, a New Jersey investor's total investment in the ARCT IV offering and other non-traded real estate investment trusts shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, either (a) minimum annual gross income of $100,000 and a minimum net worth of $100,000, or (b) minimum net worth of $250,000; net worth shall be exclusive of home, home furnishings and automobiles.		
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC Daily NAV, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Daily NAV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Daily NAV offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Daily NAV shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until ARC Daily NAV has received an aggregate of $75,000,000 in subscriptions. For Ohio investors, we will not release subscriptions from escrow until ARC Daily NAV has received $20,000,000 in subscriptions.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Daily NAV offering.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Daily NAV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC Daily NAV offering shall not exceed 10% of the investor's liquid net worth. For Texas investors, ARC Daily NAV may not release subscriptions from escrow until it has raised at least $10 million in other jurisdictions.

6 Continued Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below) Owner co-Owner For American realty capital Healthcare trust, inc. (“Arc-Ht”) investors Only: I/we acknowledge receipt of the final prospectus of arc-ht, not less than five (5) business days prior to the signing of this subscription agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of arc-ht, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. the investor’s maximum investment in arc-ht should not exceed 10% of the investor’s net worth (exclusive of home, auto and home furnishings). Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. the investor’s maximum investment in arc-ht and its affiliates cannot exceed 10% of the Iowa, oregon, pennsylvania or Washington resident’s net worth. an ohio investor’s aggregate investment in arc-ht shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the arc-ht offering not to exceed 10% of the Kentucky investor’s liquid net worth. California residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $120,000, with the investor’s maximum investment in arc-ht shares not to exceed 10% of the investor’s net worth (exclusive of home, home furnishings and automobile). North Dakota residents only: north dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the arc-ht offering. Maine residents only: the Maine office of securities recommends that an investor’s aggregate investment in the arc-ht offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. for this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. For American realty capital new York recovery reit, inc. (“nYrr”) investors Only: I/we acknowledge receipt of the final prospectus of nyrr, not less than five (5) business days prior to the signing of this subscription agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of nyrr, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the nyrr offering not to exceed 10% of the Kentucky investor’s liquid net worth. Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. the investor’s maximum investment in nyrr and its affiliates cannot exceed 10% of the ohio, Iowa, oregon, pennsylvania, Washington or new Mexico resident’s net worth. an ohio investor’s aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. ‘‘liquid net worth’’ is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. the investors’ maximum investment in nyrr should not exceed 10% of the investor’s net worth (exclusive of home, auto and home furnishings).

C-2-8

6 *Continued*

Subscriber Acknowledgements & Signatures ***(Continued)*** *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital New York Recovery REIT, Inc. ("NYRR") Investors Only *(Continued)***:**		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the NYRR offering.		

For American Realty Capital – Retail Centers of America ("ARC Retail") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC Retail, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Retail, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Retail offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Retail and its affiliates cannot exceed 10% of the Iowa, Oregon, Pennsylvania, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Retail shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. We will not release any Pennsylvania investor proceeds for subscriptions from escrow until ARC Retail has received an aggregate of $75,000,000 in subscriptions. We will not release proceeds from Ohio investors until we have raised an aggregate of $20,000,000 in subscriptions.		
Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in ARC Retail and its affiliates cannot exceed 10% of the investor's net worth.		
Mississippi residents only: In addition to the suitability standards above, shares will only be sold to Mississippi residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in ARC Retail and other similar offerings.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Retail offering.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Retail offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		

For Business Development Corporation of America ("BDCA") Investors Only:		
I/we acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Arizona residents only: The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
Iowa, Kentucky and New Jersey residents only: Investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa investor's total investment in BDCA shall not exceed 10% of his or her net worth.		
Oregon residents only: In addition to the general suitability requirements described above, the investor's maximum investment in BDCA shares and shares of its affiliates shall not exceed 10% of his or her net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the BDCA offering and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:		
Nebraska residents only: Nebraska investors must meet the following suitability standards: (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000; and (ii) investor will not invest more than 10% of their net worth in BDCA. For such investors, net worth should not include the value of one's home, home furnishings or automobiles.		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year)		
North Dakota residents only: BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth and that they meet one of the established suitability standards.		
Texas residents only: Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.		
Oklahoma residents only: Purchases by Oklahoma investors in BDCA should not exceed 10% of their net worth *(excluding home, home furnishings and automobiles)*.		
North Carolina residents only: Investors who reside in the state of North Carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross income of $85,000 or (ii) a minimum liquid net worth of $300,000.		
Ohio residents only: In addition to the suitability standards above, the state of Ohio requires that each Ohio investor will limit his or her investment in BDCA common stock to a maximum of 10% of his or her net worth.		
New Mexico residents only: In addition to the suitability standards above, the state of New Mexico requires that an investment by an New Mexico resident in BDCA, its affiliates and in other non-traded business development companies will not exceed 10% of the investor's net worth.		

For Phillips Edison – ARC Shopping Center REIT, Inc. ("PE-ARC") Investors Only:		
Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the final Prospectus of PE-ARC.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of PE-ARC, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in PE-ARC should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		
Maine, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in PE-ARC and its affiliates cannot exceed 10% of the Maine, Ohio, Iowa, Oregon, Pennsylvania or Washington resident's net worth.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the PE-ARC offering not to exceed 10% of the Kentucky investor's liquid net worth.		
New Mexico residents only: Investors must have a liquid net worth of at least 10 times the amount of their investment in PE-ARC.		

For United Development Funding IV ("UDF IV") Investors Only:		
I/we have received the final prospectus of UDF IV, not less than five (5) business days prior to the signing of this Subscription Agreement, and I/we accept the terms and conditions of the declaration of trust and bylaws of UDF IV.		
I/we am/are purchasing shares for my/our own account and I/we acknowledge that the shares are not liquid and there is no public market for this investment.		
I/we am/are not an Unacceptable Investor, as such term is defined in the prospectus under "Suitability Standards - Restrictions Imposed by the USA PATRIOT Act and Related Acts."

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For United Development Funding IV ("UDF IV") Investors Only *(Continued)*:		
California residents only: I/We have, excluding the value of my/our home, furnishings and automobiles, (a) a gross annual income of at least $70,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000.		
Iowa residents only: This investment, when added to my/our investments in similar programs, does not exceed 10% of my/our liquid net worth.		
Oregon and Pennsylvania residents only: This investment does not exceed 10% of my/our liquid net worth.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor's liquid net worth.		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR EACH OFFERING (AT LEAST FIVE BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE APPLICABLE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s)

6a

IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.*

☐ Automatic Purchase Plan: Check this box if you wish to participate in the Automatic Purchase Plan ("APP"). A separate form is required to be completed to participate in APP. Be advised that APP may not be available with all programs and is not available for BDCA or UDF IV (or ARCT IV investors in Kansas).

SIGNATURE OF OWNER AND CO-OWNER *(ALL INVESTORS MUST SIGN)*

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

Owner Signature ________________________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ________________________________ Date (mm/dd/yyyy) ____________

FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee) ________________________________ Date (mm/dd/yyyy) ____________

* *Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares.*

6 6 b Substitute Form W-9 ALL u.S. taxpayer Must Sign SUBSTITUTE FORM W-9 (form W-9 (rev. 10-2007) certification to prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current tIn (or the tIn of any other payee) and certain other information by completing the form below, certifying that the tIn provided on substitute form W-9 is correct (or that such investor is awaiting a tIn), that the investor is a u.s. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Irs that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the Irs has notified the investor that the investor is no longer subject to backup withholding. If a tIn is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a tIn is provided and if a tIn is not provided within 60 days, such withheld amounts will be paid over to the Irs. exempt tin. check here if investor is an exempt payee. . under penalties of perjury, I certify that: 1. the number shown on this form is my correct taxpayer identification number, and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal revenue service (Irs) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the Irs has notified me that I am no longer subject to backup withholding, and 3. I am a u.s. citizen or other u.s. person (including a u.s. resident alien). certification instructions. you must cross out item 2 above if you have been notified by the Irs that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. the Internal revenue service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signature of Investor Print Name Date Signature of Joint Owner, if applicable Print Name Date guidelines for certification of taxpayer identification number (“tin”) on 6 6 b Continued Substitute Form W-9 What number to give the requester. - social security numbers (‘‘ssn’’) have nine digits separated by two hyphens: i.e., 000-00-0000. employer identification numbers (‘‘eIn’’) have nine digits separated by only one hyphen: i.e., 00-0000000. the table below will help determine the number to give the payer. all ‘‘section’’ references are to the Internal revenue code of 1986, as amended. ‘‘Irs’’ means the Internal revenue service. For this type of account: give the SSn of: 1. an individual’s account the individual 2. two or more individuals (Joint account) the actual owner of the account or, if combined funds, the first individual on the account (1) 3. custodian account of a minor (uniform gift to Minors act) the minor (2) 4. (a) the usual revocable savings trust account (grantor also is trustee) the grantor-trustee (1) (b) so-called trust account that is not a legal or valid trust under state law the actual owner (1) 5. sole proprietorship or single-owner llc the owner (3) For this type of account: given the ein of: 6. sole proprietorship or single-owner llc 7. a valid trust, estate, or pension trust 8. corporate or llc electing corporate status on form 8832 9. association, club, religious, charitable, educational, or other tax-exempt organization 10. partnership or multi-member llc 11. account with the department of agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments 12. a broker or registered nominee the owner (3) the legal entity (4) the corporation the organization the partnership or llc the public entity the broker or nominee

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guidelines for certification of taxpayer identification number (“tin”) on 6 6 b Continued Substitute Form W-9 (Continued) (1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person’s number must be furnished. (2) Circle the minor’s name and furnish the minor’s SSN. (3) You must show your individual name and you also may enter your business or ‘‘DBA’’ name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN. (4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed. Obtaining a number If you do not have a tIn, apply for one immediately. to apply for an ssn, get form ss-5, application for a social security card, from your local social security administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. you also may get this form by calling 1-800-772-1213. use form W-7, application for Irs Individual taxpayer Identification number, to apply for an ItIn, or form ss-4, application for employer Identification number, to apply for an eIn. you can apply for an eIn online by accessing the Irs website at www.irs.gov/businesses and clicking on employer Id numbers under related topics. you can get forms W-7 and ss-4 from the Irs by visiting www.irs.gov or by calling 1-800-taX-forM (1-800-829-3676). payees exempt from backup Withholding Backup withholding is not required on any payments made to the following payees: • an organization exempt from tax under section 501(a), an individual retirement account (‘‘Ira’’), or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f )(2). • the united states or any of its agencies or instrumentalities. • a state, the district of columbia, a possession of the united states, or any of their political subdivisions or instrumentalities. • a foreign government or any of its political subdivisions, agencies or instrumentalities. • an international organization or any of its agencies or instrumentalities. Other payees that may be exempt from backup withholding include: • a corporation. • a foreign central bank of issue. • a dealer in securities or commodities required to register in the united states, the district of columbia, or a possession of the united states. • a futures commission merchant registered with the commodity futures trading commission. • a real estate investment trust. • an entity registered at all times during the tax year under the Investment company act of 1940. • a common trust fund operated by a bank under section 584(a). • a financial institution. • a middleman known in the investment community as a nominee or custodian. • a trust exempt from tax under section 664 or described in section 4947. exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. Check the ‘‘Exempt TIN’’ box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer. privacy Act notice section 6109 requires you to provide your correct tIn to persons who must file information returns with the Irs to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an Ira, or archer Msa or hsa. the Irs uses the numbers for identification purposes and to help verify the accuracy of your tax return. the Irs also may provide this information to the department of Justice for civil and criminal litigation, and to cities, states, the district of columbia and u.s. possessions to carry out their tax laws. the Irs also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. you must provide your tIn whether or not you are required to file a tax return. payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a tIn to a payer. certain penalties also may apply. penalties • Failure to Furnish TIN. If you fail to furnish your correct tIn to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. • Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty. • Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. • Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of federal law, the payer may be subject to civil and criminal penalties. FOr ADDitiOnAL inFOrMAtiOn cOntAct YOur tAX cOnSuLtAnt Or tHe irS.

C-2-13

riA submission: check this box to indicate whether submission is made through a registered Investment advisor (rIa) in its capacity as the rIa and not in its capacity as a registered representative, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the rIa firm is a fInra licensed registered representative affiliated with a broker-dealer, the transaction should be completed through that broker- dealer, not through the rIa. Financial Advisor, registered investment Advisor & registered representative the financial advisor, registered Investment advisor or the authorized representative (the “advisor”) must sign below to complete order. the undersigned broker-dealer or advisor warrants that it is a duly licensed broker-dealer (or non- commission based financial advisor) and may lawfully offer the shares in the state designated as the investor’s address or the state in which the sale is to be made, if different. the broker-dealer or advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by rule 2310 of the fInra rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by rule 2310 of the fInra rules, (c) delivered the prospectus to the investor the requisite number of days prior to the date that the investor will deliver this subscription agreement to the issuer as specified under the laws of the investor’s state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the office of foreign assets control list of foreign nations, organizations and individuals subject to economic and trade sanctions. Broker/dealer or rIa firm address or p.o. Box Mailing address city, state, Zip Business phone # (required) fax phone # e-mail address registered representative(s) or advisor(s) [I.a.] name(s) (required) representative # registered representative or advisor [I.a.] address or p.o. Box city, state, Zip Business phone # (required) fax phone # e-mail address If a registered associate of a fInra member firm, I hereby certify that I hold a series 7 or series 62 fInra license and I am registered in the following state in which this sale was completed. If a registered Investment advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed. state (required) signature(s) of registered representative(s) or advisor(s) (required) date signature of Broker/dealer or rIa (If required by Broker/dealer) date t

C-2-14

8 importAnt: please note that there are state- specific mailing addresses for the following offerings: arc global, arc daily nav and arc retail. for non-custodial Accounts: please mail a completed original subscription agreement along with a check and the appropriate documents outlined in sections 1 and 2 of this agreement, to the appropriate address as outlined to the right. for custodial Accounts: please mail a completed original subscription agreement directly to the custodian, along with your check and the appropriate documents outlined in sections 1 and 2 of this agreement. For regular Mail For Overnight Deliveries American realty capital global trust, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital global trust, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital trust iv, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital trust iv, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital daily net Asset value trust, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital daily net Asset value trust, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital healthcare trust, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital healthcare trust, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital new york recovery reit, inc. c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital new york recovery reit, inc. c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital – retail centers of America, inc. c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital – retail centers of America, inc. c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 business development corporation of America c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 business development corporation of America c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 phillips edison–Arc shopping center reit, inc. c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 phillips edison–Arc shopping center reit, inc. c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 united development funding iv c/o dst systems, Inc p.o. Box 219096, Kansas city, Mo 64121-9096 united development funding iv c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 State-Specific Mailing Address Differences for Arc global, Arc Daily nAV and Arc retail: .. for Arc global and Arc retail in oh and pA, mail to: American Realty Capital Global Trust, Inc. c/o Realty Capital Securities, LLC 3 Copley Place, Suite 3300, Boston, MA 02116 American Realty Capital – Retail Centers of America, Inc. c/o Realty Capital Securities, LLC 3 Copley Place, Suite 3300, Boston, MA 02116 .. for Arc daily nAv investors in oh, pA and tX, mail to: American Realty Capital Daily Net Asset Trust, Inc. c/o Realty Capital Securities, LLC 3 Copley Place, Suite 3300, Boston, MA 02116 FOr cOMpAnY uSe OnLY: amount date check/Wire# account # registered representative # firm # custodian Id# transfer agent reviewer

C-2-15

ANNEX A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2012

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _________ to __________

Commission file number: 000-54689

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	27-1065431
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

405 Park Ave., 15th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 415-6500
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. ☒ Yes ☐ No

Indicate by check mark whether the registrant submitted electronically and posted on its corporate Web Site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). ☒ Yes ☐ No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes ☒ No

As of October 31, 2012, the registrant had 16,435,715 shares of common stock, $0.01 par value per share, outstanding.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

PART I — FINANCIAL INFORMATION

Item 1. Financial Statements.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	September 30,	December 31,
	2012	2011
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$41,808	$18,439
Buildings, fixtures and improvements	160,432	96,596
Acquired intangible lease assets	16,442	10,591
Total real estate investments, at cost	218,682	125,626
Less accumulated depreciation and amortization	(9,665)	(4,175)
Total real estate investments, net	209,017	121,451
Cash and cash equivalents	16,899	10,222
Restricted cash	1,045	179
Due from affiliate, net	389	358
Prepaid expenses and other assets	3,262	1,856
Deferred costs, net	5,417	2,898
Total assets	$236,029	$136,964
LIABILITIES AND EQUITY
Mortgage notes payable	$106,491	$75,250
Revolving credit facility	14,000	—
Notes payable	—	5,933
Below-market lease liabilities, net	3,989	1,579
Derivatives, at fair value	1,065	204
Accounts payable and accrued expenses	2,841	2,293
Deferred rent and other liabilities	615	227
Distributions payable	739	287
Total liabilities	129,740	85,773
Preferred stock, $0.01 par value; 40,866,376 shares authorized, none issued and outstanding	—	—
Convertible preferred stock, $0.01 par value, 9,133,624 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value; 300,000,000 shares authorized, 14,971,524 and 6,658,903 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	150	67
Additional paid-in capital	122,298	47,786
Accumulated other comprehensive loss	(1,062)	(201)
Accumulated deficit	(16,416)	(8,597)
Total stockholders’ equity	104,970	39,055
Non-controlling interests	1,319	12,136
Total equity	106,289	51,191
Total liabilities and equity	$236,029	$136,964

The accompanying notes are an integral part of these financial statements

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues:
Rental income	$3,877	$1,604	$9,876	$4,713
Operating expense reimbursements	243	183	601	487
Total revenues	4,120	1,787	10,477	5,200
Operating expenses:
Property operating	682	150	1,532	861
Operating fees to affiliates	—	—	—	—
Acquisition and transaction related	1,242	46	2,884	457
General and administrative	68	92	149	188
Depreciation and amortization	2,143	922	5,509	2,800
Total operating expenses	4,135	1,210	10,074	4,306
Operating income (loss)	(15)	577	403	894
Other income (expenses):
Interest expense	(1,295)	(755)	(3,461)	(2,121)
Interest income	—	—	—	1
Loss on derivative instrument	—	—	(1)	—
Total other expenses	(1,295)	(755)	(3,462)	(2,120)
Net loss	(1,310)	(178)	(3,059)	(1,226)
Net loss (income) attributable to non-controlling interests	40	(27)	22	(129)
Net loss attributable to stockholders	$(1,270)	$(205)	$(3,037)	$(1,355)

Other comprehensive loss:
Designated derivative, fair value adjustment	(586)	(114)	(861)	(114)
Comprehensive loss	$(1,856)	$(319)	$(3,898)	$(1,469)

Basic and diluted weighted average common shares outstanding	13,508,525	2,198,529	10,509,721	1,344,555
Basic and diluted net loss per share available to stockholders	$(0.09)	$(0.26)	$(0.29)	$(1.80)

The accompanying notes are an integral part of these financial statements

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

Nine Months Ended September 30, 2012

(In thousands, except share data)

(Unaudited)

	Common Stock			Accumulated Other Comprehensive Loss
	Number of Shares	Par Value	Additional Paid-In Capital		Accumulated Deficit	Stockholders’ Equity	Non- controlling Interests	Total Equity
Balance, December 31, 2011	6,658,903	$67	$47,786	$(201)	$(8,597)	$39,055	$12,136	$51,191
Issuance of common stock	8,119,790	81	80,461	—	—	80,542	—	80,542
Common stock offering costs, commissions and dealer manager fees, net of reimbursements	—	—	(6,518)	—	—	(6,518)	—	(6,518)
Common stock issued though distribution reinvestment plan	219,279	2	2,081	—	—	2,083	—	2,083
Common stock repurchases	(37,670)	—	(371)	—	—	(371)	—	(371)
Share-based compensation	11,222	—	48	—	—	48	—	48
Increase in interest in Bleecker Street	—	—	(1,189)	—	—	(1,189)	(10,811)	(12,000)
Increase in equity of non-controlling interest holders	—	—	—	—	—	—	480	480
Distributions to non-controlling interest holders	—	—	—	—	—	—	(464)	(464)
Distributions declared	—	—	—	—	(4,782)	(4,782)	—	(4,782)
Net loss	—	—	—	—	(3,037)	(3,037)	(22)	(3,059)
Other comprehensive loss	—	—	—	(861)	—	(861)	—	(861)
Balance, September 30, 2012	14,971,524	$150	$122,298	$(1,062)	$(16,416)	$104,970	$1,319	$106,289

The accompanying notes are an integral part of this financial statement

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net loss attributable to stockholders	$(3,037)	$(1,355)
Adjustments to reconcile net loss attributable to stockholders to net cash provided by operating activities:
Depreciation	4,330	1,697
Amortization of intangibles	1,179	1,103
Amortization of deferred financing costs	586	262
Accretion of below-market lease liabilities and amortization of above-market lease assets, net	(323)	(175)
Net loss (income) attributable to non-controlling interests	(22)	129
Share-based compensation	48	73
Non-controlling interest issued	100	—
Changes in assets and liabilities:
Prepaid expenses and other assets	(1,221)	(375)
Accounts payable and accrued expenses	394	100
Deferred rent and other liabilities	388	79
Net cash provided by operating activities	2,422	1,538
Cash flows from investing activities:
Investment in real estate and other assets	(88,245)	(5,317)
Deposits for investments in real estate	—	(3,165)
Capital expenditures	(991)	(262)
Net cash used in investing activities	(89,236)	(8,744)
Cash flows from financing activities:
Payments on notes payable	(5,933)	—
Proceeds from mortgage notes payable	31,565	—
Payments on mortgage notes payable	(324)	(213)
Proceeds from revolving credit facility	42,500	—
Payments on revolving credit facility	(28,500)	—
Proceeds from issuance of common stock	80,134	24,983
Repurchases of common stock	(172)	—
Payments of offering costs and fees related to stock issuances	(7,248)	(7,057)
Payments of deferred financing costs	(2,923)	(1,228)
Distributions paid	(2,247)	(1,357)
Payments to affiliate	(31)	(150)
Distributions to non-controlling interest holders	(464)	(682)
Payments to non-controlling interest holder	(12,000)	—
Restricted cash	(866)	(298)
Net cash provided by financing activities	93,491	13,998
Net increase in cash and cash equivalents	6,677	6,792
Cash and cash equivalents, beginning of period	10,222	349
Cash and cash equivalents, end of period	$16,899	$7,141

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Supplemental Disclosures:
Cash paid for interest	$2,789	$1,221
Cash paid for income taxes	15	12
Non-Cash Investing and Financing Activities:
Mortgage notes payable used to acquire investments in real estate	$—	$6,250
Non-controlling interest retained by seller	380	—
Common stock issued through distribution reinvestment plan	2,083	193

The accompanying notes are an integral part of these financial statements

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

Note 1 — Organization

American Realty Capital New York Recovery REIT, Inc. (the “Company”), incorporated on October 6, 2009, is a Maryland corporation that qualified as a real estate investment trust for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2010. On September 2, 2010, the Company commenced its initial public offering (the “IPO”) on a “reasonable best efforts” basis of up to 150.0 million shares of common stock, $0.01 par value per share, at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11, as amended (File No. 333-163069) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement also covers up to 25.0 million shares available pursuant to a distribution reinvestment plan (the “DRIP”) under which the Company’s common stockholders may elect to have their distributions reinvested in additional shares of the Company’s common stock at the greater of $9.50 per share or 95% of the estimated value of a share of common stock.

As of September 30, 2012, the Company had 15.0 million shares of common stock outstanding, including unvested restricted shares, converted shares of convertible preferred stock (the “Preferred Shares”) and shares issued under the DRIP. As of September 30, 2012, the Company had received total proceeds from the IPO, including shares issued under the DRIP, of $128.7 million from the sale of 13.0 million shares of common stock. In addition, the Company sold 2.0 million Preferred Shares for gross proceeds of $17.0 million in a private placement pursuant to Rule 506 of Regulation D of the Securities Act (the “Preferred Offering”), which terminated on September 2, 2010, the effective date of the Registration Statement. On December 15, 2011, the Company exercised its option to convert the Preferred Shares into 2.0 million shares of common stock on a one-for-one basis. As of September 30, 2012, the aggregate value of all issuances and subscriptions of common stock outstanding was $149.3 million based on a per share value of $10.00 (or $9.50 for shares issued under the DRIP).

The Company was formed to acquire high quality, income-producing commercial real estate in the New York metropolitan area, and, in particular, properties located in New York City, with a focus on office and retail properties. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate. The Company purchased its first property and commenced active operations in June 2010. As of September 30, 2012, the Company owned 12 properties consisting of 294,638 rentable square feet, which were 94.6% leased on a weighted average basis with a weighted average remaining lease term of 9.2 years.

Substantially all of the Company’s business is conducted through New York Recovery Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. New York Recovery Advisors, LLC (the “Advisor”) is the Company’s affiliated advisor. The Company is the sole general partner and holds substantially all of the units of limited partner interests in the OP ("OP units"). The Advisor holds 200 units of limited partner interest in the OP, which represents a nominal percentage of the aggregate OP ownership. A holder of OP units has the right to convert OP units for the cash value of a corresponding number of shares of common stock or, at the Company’s option, a corresponding number of shares of common stock. The remaining rights of the holders of OP units are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

The Company has no paid employees. The Company has retained the Advisor to manage its affairs on a day-to-day basis. New York Recovery Properties, LLC (the “Property Manager”), an entity wholly owned by American Realty Capital III, LLC (the “Sponsor”), serves as the Company’s property manager, unless services are performed by a third party for specific properties. Realty Capital Securities, LLC (the “Dealer Manager”), an affiliate of the Sponsor, serves as the dealer manager of the IPO. These related parties receive compensation and fees for services related to the IPO and for the investment and management of the Company’s assets. These entities receive fees during the offering, acquisition, operational and liquidation stages.

Note 2 — Summary of Significant Accounting Policies

The accompanying consolidated financial statements of the Company included herein were prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and with the instructions to this Quarterly Report on Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The information furnished includes all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of results for the interim periods. All intercompany accounts and transactions have been eliminated in consolidation. The results of operations for the three and nine months ended September 30, 2012 are not necessarily indicative of the results for the entire year or any subsequent interim period.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto as of, and for the year ended December 31, 2011, which are included in the Company's Annual Report on Form 10-K filed with the SEC on February 29, 2012. There have been no significant changes to the Company's significant accounting policies during the nine months ended September 30, 2012, other than the updates described below and the subsequent notes.

Recent Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (the "FASB") issued guidance that expands the existing disclosure requirements for fair value measurements, primarily for Level 3 measurements, which are measurements based on unobservable inputs such as the Company's own data. This guidance is largely consistent with current fair value measurement principles with few exceptions that do not result in a change in general practice. The guidance was applied prospectively and was effective for interim and annual reporting periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on the Company's financial position or results of operations as the guidance relates only to disclosure requirements.

In June 2011, the FASB issued guidance requiring entities to present items of net income and other comprehensive income either in one continuous statement - referred to as the statement of comprehensive income - or in two separate, but consecutive, statements of net income and other comprehensive income. The new guidance does not change which components of comprehensive income are recognized in net income or other comprehensive income, or when an item of other comprehensive income must be reclassified to net income. In December 2011, the FASB deferred certain provisions of this guidance related to the presentation of certain reclassification adjustments out of accumulated other comprehensive income, by component in both the statement and the statement where the reclassification is presented. This guidance was applied prospectively and was effective for interim and annual periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on the Company's financial position or results of operations but changed the location of the presentation of other comprehensive income to more closely associate the disclosure with net income.

In September 2011, the FASB issued guidance that allows entities to perform a qualitative analysis as the first step in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If it is determined that it is not more likely than not that the fair value of the reporting unit is less than its carrying amount, then a quantitative analysis for impairment is not required. The guidance was effective for interim and annual impairment tests for fiscal periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on the Company's financial position or results of operations.

In December 2011, the FASB issued guidance regarding disclosures about offsetting assets and liabilities, which requires entities to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The guidance is effective for fiscal years and interim periods beginning on or after January 1, 2013, with retrospective application for all comparative periods presented. The adoption of this guidance, which is related to disclosure only, is not expected to have a material impact on the Company's financial position or results of operations.

In July 2012, the FASB issued revised guidance intended to simplify how an entity tests indefinite-lived intangible assets for impairment. The amendments will allow an entity first to assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test. An entity will no longer be required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative test unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments are effective for annual and interim indefinite-lived intangible asset impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The Company does not expect the adoption to have a material impact on the Company's financial position or results of operations.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

Note 3 — Real Estate Investments

The following table presents the allocation of the assets acquired and liabilities assumed during the nine months ended September 30, 2012 and 2011:

	Nine Months Ended September 30,
(Dollar amounts in thousands)	2012	2011
Real estate investments, at cost:
Land	$23,369	$2,753
Buildings, fixtures and improvements	62,845	7,390
Total tangible assets	86,214	10,143
Acquired intangibles:
In-place leases	5,590	1,424
Above-market lease assets	261	—
Below-market lease liabilities	(2,758)	—
Total acquired intangibles	3,093	1,424
Total assets acquired, net	89,307	11,567
Mortgage notes payable used to acquire investments in real estate	—	(6,250)
Non-controlling interest retained by seller	(380)	—
Other liabilities assumed	(682)	—
Cash paid for acquired real estate investments	$88,245	$5,317
Number of properties purchased	3	2

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

The Company acquires and operates commercial and residential properties. All such properties may be acquired and operated by the Company alone or jointly with another party. Buildings, fixtures and improvements include $25.0 million, comprised of $21.3 million and $3.7 million provisionally assigned to buildings and fixtures, respectively, pending receipt of the final cost segregation analysis on such assets being prepared by a third party consultant. The Company’s portfolio of real estate properties is comprised of the following properties as of September 30, 2012:

Portfolio Property	Acquisition Date	Number of Properties	RentableSquare Feet	Occupancy	Remaining Lease Term (1)	Annualized Net Operating Income (2)	Base Purchase Price (3)	Capitalization Rate (4)	Annualized Rental Income (5) per RentedSquare Foot
						(In thousands)	(In thousands)
Interior Design Building	Jun. 2010	1	81,082	92.7%	3.6	$2,075	$32,250	6.4%	$39.75
Bleecker Street (6)	Dec. 2010	3	9,724	100.0%	7.4	2,463	34,000	7.2%	262.65
Foot Locker	Apr. 2011	1	6,118	100.0%	13.3	455	6,167	7.4%	74.37
Regal Parking Garage	Jun. 2011	1	12,856	100.0%	21.8	405	5,400	7.5%	31.50
Duane Reade	Oct. 2011	1	9,767	100.0%	16.1	960	14,000	6.9%	98.29
416 Washington Street	Nov. 2011	1	22,306	100.0%	12.7	927	9,860	9.4%	47.34
One Jackson Square	Nov. 2011	1	7,080	100.0%	14.8	1,632	22,500	7.3%	236.16
Portfolio, December 31, 2011		9	148,933	96.0%	9.7	8,917	124,177	7.2%	70.56

42nd Street	Mar. 2012	1	42,774	100.0%	14.0	1,556	20,700	7.5%	41.73
1100 Kings Highway	May 2012	1	61,318	100.0%	9.1	2,369	36,727	6.5%	41.52
163 Washington Avenue Apartments (7)	Sep. 2012	1	41,613	75.8%	1.1	*	31,500	*	48.72
2012 Acquisitions		3	145,705	93.1%	8.3	3,925	88,927	6.8%	44.66
Portfolio, September 30, 2012		12	294,638	94.6%	9.2	$12,842	$213,104	7.1%	$57.95

______________________________

* Annualized net operating income and capitalization rate will be reported at the end of the quarter following three months of ownership.

(1)	Remaining lease term in years as of September 30, 2012, calculated on a weighted-average basis.

(2)	Annualized net operating income for the three months ended September 30, 2012 or since acquisition date. Net operating income is rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses.

(3)	Contract purchase price, excluding acquisition related costs.

(4)	Annualized net operating income divided by base purchase price.

(5)	Annualized rental income as of September 30, 2012 for the in-place leases in the property portfolio on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

(6)	Non-controlling interest holders contributed $13.0 million to purchase this portfolio. The Company redeemed $12.0 million of an affiliate's non-controlling interest during three months ended June 30, 2012.

(7)	Non-controlling interest holder retained an equity interest in the property with a value of $0.4 million, which is excluded from the cash purchase price of $31.5 million reported above.

The following table presents pro forma information as if the acquisitions during the nine months ended September 30, 2012, had been consummated on January 1, 2011:

	Nine Months Ended September 30,
(In thousands)	2012	2011
Pro forma revenues	$13,015	$10,062
Pro forma net loss attributable to stockholders	$(486)	$(3,575)

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

The following table presents future minimum base rent cash payments due to the Company subsequent to September 30, 2012. These amounts exclude contingent rental payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items.

(In thousands)	Future Minimum Base Rent Payments
October 1, 2012 — December 31, 2012	$3,688
2013	14,278
2014	13,392
2015	12,960
2016	12,644
Thereafter	93,316
$150,278

The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all portfolio properties on a straight-line basis as of September 30, 2012 and 2011:

		September 30,
Property Portfolio	Tenant	2012	2011
Bleecker Street	Burberry Limited	*	16.8%
Bleecker Street	Michael Kors Stores, LLC	*	10.1%

_____________________

* Tenant’s annualized rental income on a straight-line basis was not greater than 10% of total annualized rental income for all portfolio properties as of the period specified.

The termination, delinquency or non-renewal of the above tenants may have a material adverse effect on revenues as of September 30, 2012. No other tenant represents more than 10% of annualized rental income as of September 30, 2012 and 2011.

Note 4 — Revolving Credit Facility

On March 30, 2012, the Company entered into a senior unsecured revolving credit facility in the amount of $40 million with Capital One, National Association. The credit facility contains an “accordion” feature to allow the Company, under certain circumstances, to increase the aggregate commitments under the revolving credit facility to a maximum of $150 million. The credit facility has a term of 36 months, subject to the Company’s right to a 12-month extension. The credit facility generally bears interest at a floating rate equal to LIBOR plus 2.50%, subject to adjustment as set forth in the credit agreement, and includes an unused commitment fee per annum of (a) 0.2% if the unused balance of the facility is equal to or less than 50% of the available facility and (b) 0.3% if the unused balance of the facility exceeds 50% of the available facility. The outstanding balance on the credit facility as of September 30, 2012 was $14.0 million with an interest rate of 2.7% and the unused borrowing capacity, based on the value of the one borrowing base property as of September 30, 2012, was $7.1 million.

The credit facility provides for monthly interest payments, with all principal outstanding being due on the maturity date in March 2015. The credit facility may be prepaid from time to time and at any time, in whole or in part, without premium or penalty, subject to reimbursement of certain costs and expenses. In the event of a default, the lender has the right to terminate its obligations under the credit facility, and to accelerate the payment on any unpaid principal amount of all outstanding loans.

The credit facility requires the Company to meet certain financial covenants, including the maintenance of certain financial ratios (such as specified debt to equity and debt service coverage ratios) as well as the maintenance of a minimum net worth. As of September 30, 2012, the Company was in compliance with the debt covenants under the credit facility agreement.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

Note 5 — Notes Payable

To fund the acquisition of the Interior Design Building, the Company entered into note agreements totaling $8.9 million with two unaffiliated third party investors. The notes each had an annual interest rate of 9.0%. The repayment of the notes required a 1.0% exit fee based on the original note proceeds payable upon the maturities of the respective notes and were pre-payable at any time. In 2010, the terms of the notes were modified from a maturity date of January 1, 2011 to pay interest-only on a monthly basis and to repay the remaining principal balance upon maturity on June 30, 2012. The note holders had the option, but did not elect to demand payment of 50.0% of the principal balance on July 15, 2011. As of December 31, 2011, $5.9 million of the notes payable was outstanding. The notes were repaid in full in April 2012.

Note 6 — Mortgage Notes Payable

The Company’s mortgage notes payable as of September 30, 2012 and December 31, 2011 consist of the following:

		Outstanding Loan Amount
Portfolio	Encumbered Properties	September 30, 2012	December 31, 2011	Effective Interest Rate		Interest Rate	Maturity
		(In thousands)	(In thousands)
Interior Design Building	1	$21,038	$21,300	4.4%		Fixed	Dec. 2021
Bleecker Street	3	21,300	21,300	4.3%		Fixed	Dec. 2015
Foot Locker	1	3,250	3,250	4.6%		Fixed	Jun. 2016
Regal Parking Garage	1	3,000	3,000	4.5%		Fixed	Jul. 2016
Duane Reed	1	8,400	8,400	3.6%		Fixed	Nov. 2016
Washington Street Portfolio	1	4,938	5,000	4.4%		Fixed	Dec. 2021
One Jackson Square	1	13,000	13,000	3.4%	(1)	Fixed	Dec. 2016
42nd Street	1	11,365	—	3.4%		Fixed	Aug. 2017
1100 Kings Highway	1	20,200	—	3.4%	(1)	Fixed	Aug. 2017
	11	$106,491	$75,250	3.9%	(2)

______________________

(1)	Fixed through an interest rate swap agreement.

(2)	Calculated on a weighted average basis for all mortgages outstanding as of September 30, 2012.

The Company’s sources of secured financing generally require financial covenants, including restrictions on corporate guarantees, the maintenance of certain financial ratios (such as specified equity and debt service coverage ratios) as well as the maintenance of minimum net worth. As of September 30, 2012 and December 31, 2011, the Company was in compliance with the debt covenants under the mortgage note agreements.

The following table summarizes the scheduled aggregate principal repayments subsequent to September 30, 2012:

(In thousands)	Future Minimum Principal Payments
October 1, 2012 — December 31, 2012	$110
2013	453
2014	473
2015	21,794
2016	28,167
Thereafter	55,494
Total	$106,491

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

Note 7 — Fair Value of Financial Instruments

The Company determines fair value based on quoted prices when available or through the use of alternative approaches, such as discounting the expected cash flows using market interest rates commensurate with the credit quality and duration of the investment. This alternative approach also reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. The guidance defines three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.

Level 3 — Unobservable inputs that reflect the entity’s own assumptions about the assumptions that market participants would use in the pricing of the asset or liability and are consequently not based on market activity, but rather through particular valuation techniques.

The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company evaluates its hierarchy disclosures each quarter and depending on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter. However, the Company expects that changes in classifications between levels will be rare.

Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with those derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by the Company and its counterparties. However, as of September 30, 2012 and December 31, 2011, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of the Company’s derivatives. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

The valuation of derivative instruments is determined using a discounted cash flow analysis on the expected cash flows. This analysis reflects the contractual terms of the derivatives, including the period to maturity, as well as observable market-based inputs, including interest rate curves and implied volatilities. In addition, credit valuation adjustments are incorporated into the fair values to account for the Company’s potential nonperformance risk and the performance risk of the counterparties.

The following table presents information about the Company’s liabilities (including derivatives that are presented net) measured at fair value on a recurring basis as of September 30, 2012 and December 31, 2011, aggregated by the level in the fair value hierarchy within which those instruments fall:

(In thousands)	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
September 30, 2012
Interest rate swaps	$—	$1,065	$—	$1,065
December 31, 2011
Interest rate swap	$—	$204	$—	$204

A review of the fair value hierarchy classification is conducted on a quarterly basis. Changes in the type of inputs may result in a reclassification for certain assets. There were no transfers between Level 1 and Level 2 of the fair value hierarchy during the nine months ended September 30, 2012.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

The Company is required to disclose the fair value of financial instruments for which it is practicable to estimate that value. The fair value of short-term financial instruments such as cash and cash equivalents, restricted cash, other receivables, due to affiliates, notes payable, accounts payable and distributions payable approximates their carrying value on the consolidated balance sheet due to their short-term nature. The fair values of the Company’s financial instruments that are not reported at fair value on the consolidated balance sheet are reported below.

		Carrying Amount at	Fair Value at	Carrying Amount at	Fair Value at
(In thousands)	Level	September 30, 2012	September 30, 2012	December 31, 2011	December 31, 2011
Mortgage notes payable	3	$106,491	$106,546	$75,250	$75,249
Revolving credit facility	3	$14,000	$14,000	$—	$—

The fair value of the mortgage notes payable and revolving credit facility are estimated using a discounted cash flow analysis, based on the Advisor's experience with similar types of borrowing arrangements.

Note 8 — Derivatives and Hedging Activities

Risk Management Objective of Using Derivatives

The Company may use derivative financial instruments, including interest rate swaps, caps, options, floors and other interest rate derivative contracts, to hedge all or a portion of the interest rate risk associated with its borrowings. The principal objective of such arrangements is to minimize the risks and costs associated with the Company's operating and financial structure as well as to hedge specific anticipated transactions. The Company does not intend to utilize derivatives for speculative or other purposes other than interest rate risk management. The use of derivative financial instruments carries certain risks, including the risk that the counterparties to these contractual arrangements are not able to perform under the agreements. To mitigate this risk, the Company only enters into derivative financial instruments with counterparties with high credit ratings and with major financial institutions with which the Company and its affiliates may also have other financial relationships. The Company does not anticipate that any of the counterparties will fail to meet their obligations.

Cash Flow Hedges of Interest Rate Risk

The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the Company may primarily use interest rate swaps and collars as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. Interest rate collars designated as cash flow hedges involve the receipt of variable-rate amounts if interest rates rise above the cap strike rate on the contract and payments of variable-rate amounts if interest rates fall below the floor strike rate on the contract.

The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During 2012, such derivatives were used to hedge the variable cash flows associated with variable-rate debt. The ineffective portion of the change in the fair value of the derivatives is recognized directly in earnings. During the nine months ended September 30, 2012, the Company recorded $1,000 of hedge ineffectiveness in earnings due to a timing mismatch of the debt closing. During the three months ended September 30, 2011, there was no hedge ineffectiveness.

Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. During the next twelve months, the Company estimates that an additional $0.4 million will be reclassified from other comprehensive income as an increase to interest expense.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

As of September 30, 2012 and December 31, 2011, the Company had the following outstanding interest rate derivatives that were designated as cash flow hedges of interest rate risk. These derivatives relate to interest rate swap agreements to fix the variable-rate mortgages secured by the retail condominium units at One Jackson Square, the properties at 1100 Kings Highway and the 163 Washington Avenue Apartments. The variable rate financing secured by the 163 Washington Avenue Apartments is expected to close during the three months ended December 31, 2012.

	September 30, 2012		December 31, 2011
Interest Rate Derivative	Number of Instruments	Notional Amount	Number of Instruments	Notional Amount
		(In thousands)		(In thousands)
Interest rate swaps	3	$50,525	1	13,000

The table below presents the fair value of the Company’s derivative financial instruments as well as their classification on the balance sheets as of September 30, 2012 and December 31, 2011:

(In thousands)	Balance Sheet Location	September 30, 2012	December 31, 2011
Derivatives designated as hedging instruments:
Interest rate swaps	Derivative, at fair value	$(1,065)	$(204)

Derivatives in Cash Flow Hedging Relationships

The table below details the location in the financial statements of the gain or loss recognized on interest rate derivatives designated as cash flow hedges for the three and nine months ended September 30, 2012.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2012	2011	2012	2011
Amount of loss recognized in accumulated other comprehensive income from interest rate derivatives (effective portion)	$(654)	$(114)	$(1,004)	$(114)
Amount of gain (loss) reclassified from accumulated other comprehensive income into income as interest expense (effective portion)	$(68)	$—	$(143)	$—
Amount of gain (loss) recognized in income on derivative instruments (ineffective portion and amount excluded from effectiveness testing)	$—	$—	$(1)	$—

Derivative Not Designated as Hedges

Derivatives not designated as hedges are not speculative. These derivatives are used to manage the Company's exposure to interest rate movements and other identified risks but do not meet the strict hedge accounting requirements to be classified as hedging instruments. The Company does not have any hedging instruments that do not qualify for hedge accounting.

Credit-risk-related Contingent Features

The Company has agreements with its derivative counterparties that contain a provision whereby if the Company either defaults or is capable of being declared in default on any of its indebtedness, then the Company could also be declared in default on its derivative obligations.

As of September 30, 2012, the fair value of derivatives in a net liability position including accrued interest but excluding any adjustment for nonperformance risk related to these agreements was $1.1 million. As of September 30, 2012, the Company has not posted any collateral related to its agreements and was not in breach of any agreement provisions. If the Company had breached any of these provisions, it could have been required to settle its obligations under the agreements at the aggregate termination value of $1.1 million at September 30, 2012.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

Note 9 — Common Stock

As of September 30, 2012 and December 31, 2011, the Company had 15.0 million and 6.7 million shares of common stock outstanding, respectively, including unvested restricted stock, converted Preferred Shares and shares issued under the DRIP.

In September 2010, the Company’s board of directors authorized, and the Company declared, a distribution rate equal to $0.605 per annum per share of common stock, commencing December 1, 2010. The distributions are paid by the fifth day following each month end to stockholders of record at the close of business each day during the prior month at a per share rate of $0.0016575342 per day. The board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

During the nine months ended September 30, 2012, the Company received six requests to repurchase an aggregate of 37,670 shares of common stock pursuant to the share repurchase plan. During the nine months ended September 30, 2012, the Company funded the repurchase requests of 17,357 shares at an average price per share of $9.95. As of September 30, 2012, the Company approved the repurchase request of 22,851 shares, at an average price per share of $9.80.

Note 10 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition that it believes will have a material adverse effect on the consolidated results of operations.

Note 11 — Related Party Transactions and Arrangements

New York Recovery Special Limited Partnership, LLC, an entity wholly owned by the Sponsor, owned 20,000 shares of the Company’s outstanding common stock as of September 30, 2012 and December 31, 2011.

Fees Paid in Connection with the Preferred Offering and the IPO

The Dealer Manager and the Sponsor receive fees and compensation in connection with the sale of the Company’s common stock in the IPO. The Dealer Manager receives a selling commission of up to 7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Alternatively, a participating broker-dealer may elect to receive a fee equal to 7.5% of gross proceeds from the sale of shares by such participating broker-dealer, with 2.5% thereof paid at the time of such sale and 1% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale. In addition, the Dealer Manager receives up to 3.0% of the gross proceeds from the sale of common stock, before reallowance to participating broker-dealers, as a dealer-manager fee. The Dealer Manager may re-allow its dealer-manager fee to such participating broker-dealers, based on such factors as the volume of shares sold by respective participating broker-dealers and marketing support provided as compared to other participating broker-dealers. The following table details total selling commissions and dealer manager fees incurred from the Dealer Manager during the three and nine months ended September 30, 2012 and 2011:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2012	2011	2012	2011
Total commissions and fees incurred from Dealer Manager	$2,908	$1,226	$7,858	$2,445

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

The Advisor and its affiliates receive compensation and reimbursement for services provided in connection with the IPO and Preferred Offering. All offering costs incurred by the Company or its affiliated entities on behalf of the Company are charged to additional paid-in capital on the accompanying balance sheets. The following table details offering costs reimbursements incurred from the Advisor and Dealer Manager during the three and nine months ended September 30, 2012 and 2011:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2012	2011	2012	2011
Fees and expense reimbursements incurred from the Advisor and Dealer Manager (1)	$669	$1,463	$(2,510)	$2,621

__________________

(1) The Advisor elected to reimburse offering costs in excess of 15% of proceeds from the sale of common stock. This cash reimbursement was paid in April 2012.

The Company is responsible for offering and related costs from its IPO up to a maximum of 1.5% of gross proceeds received from the IPO, excluding commissions and dealer manager fees, measured at the end of the IPO. Offering costs in excess of the 1.5% cap as of the end of the offering are the Advisor's responsibility. As of September 30, 2012, offering and related costs exceeded 1.5% of gross proceeds received from the IPO by $4.9 million. Commencing in the first quarter of 2012, the Advisor elected to cap cumulative offering costs incurred by the Company, net of unpaid amounts, to 15% of common stock proceeds during the offering period. To comply with this newly implemented policy, the Advisor reimbursed the Company for $4.7 million in cash of offering related costs during the six months ended June 30, 2012. As of September 30, 2012, cumulative offering costs were $19.1 million. Cumulative offering costs net of unpaid amounts, were less than the 15% threshold as of September 30, 2012.

The Company had accrued expenses payable to the Advisor and the Dealer Manager of $0.1 million and $0.2 million at September 30, 2012 and December 31, 2011, respectively, for services relating to the IPO and offering and other cost reimbursements paid on behalf of the Company.

Fees Paid in Connection With the Operations of the Company

The Advisor receives an acquisition fee of 1.0% of the contract purchase price of each asset acquired and is reimbursed for acquisition expenses incurred in the process of acquiring assets in an amount estimated to be approximately 0.5% of the purchase price of each property (including the Company's pro rata share of debt attributable to such property) and 0.5% of the amount advanced for a loan or other investment (including the Company's pro rata share of debt attributable to such investment). In no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable with respect to a particular asset exceed 4.5% of the contract purchase price of the asset.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

The Company pays the Advisor an asset management fee equal to 0.75% per annum of the cost of the Company's assets (cost includes the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but excludes acquisition fees) plus costs and expenses incurred by the Advisor in providing asset management services; provided, however, that the asset management fee is reduced by any amounts payable to the Property Manager as an oversight fee, such that the aggregate of the asset management fee and the oversight fee does not exceed 0.75% per annum of the cost of the Company's assets plus costs and expenses incurred by the Advisor in providing asset management services. Prior to July 1, 2012, this fee was payable in monthly installments, at the discretion of the Company’s board, in cash, common stock or restricted stock grants, or any combination thereof. Effective July 1, 2012, the payment of asset management fees in monthly installments in cash, shares or restricted stock grants, or any combination thereof to the Advisor was eliminated. Instead the Company expects to issue (subject to periodic approval by the board of directors) to the Advisor performance-based restricted partnership units of the OP designated as "Class B units," which are intended to be profits interests and will vest, and no longer be subject to forfeiture, at such time as: (x) the value of the OP's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon (the "economic hurdle"); (y) any one of the following occurs: (1) the termination of the advisory agreement by an affirmative vote of a majority of the Company's independent directors without cause; (2) a listing; or (3) another liquidity event; and (z) the Advisor is still providing advisory services to the Company (the "performance condition"). Such Class B units will be forfeited immediately if: (a) the advisory agreement is terminated other than by an affirmative vote of a majority of the Company's independent directors without cause; or (b) the advisory agreement is terminated by an affirmative vote of a majority of the Company's independent directors without cause before the economic hurdle has been met. When and if approved by the board of directors, the Class B units are expected to be issued to the Advisor quarterly in arrears pursuant to the terms of the OP agreement. As of September 30, 2012, the Company does not consider achievement of the performance condition to be probable. The value of issued Class B units will be determined and expensed, when the Company deems the achievement of the performance condition to be probable. The Advisor will receive distributions on unvested Class B units equal to the distribution rate received on the Company's common stock. Such distributions on issued Class B units will be expensed in the consolidated statement of operations until the performance condition is considered probable to occur. No Class B units have been approved by the board of directors or issued as of September 30, 2012 or through the date of the filing of this Form 10-Q.

Unless the Company contracts with a third party, the Company will pay the Property Manager a property management fee equal to: (i) for non-hotel properties, 4.0% of gross revenues from the properties managed, plus market-based leasing commissions; and (ii) for hotel properties, a market-based fee based on a percentage of gross revenues. The Company will also reimburse the Property Manager for property-level expenses. The Property Manager may subcontract the performance of its property management and leasing services duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services. If the Company contracts directly with third parties for such services, the Company will pay them customary market fees and will pay the Property Manager an oversight fee equal to 1.0% of the gross revenues of the property managed.

If the Company’s Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses to acquire assets, or that is assumed, directly or indirectly, in connection with the acquisition of assets, the Company will pay the Advisor a financing coordination fee equal to 0.75% of the amount available or outstanding under such financing or such assumed debt.

The following tables detail amounts incurred and amounts contractually due and forgiven in connection with the operations related services described above for the three and nine months ended September 30, 2012 and 2011:

	Three Months Ended September 30,
	2012		2011
(In thousands)	Incurred	Forgiven	Incurred	Forgiven
One-time fees and reimbursements:
Acquisition fees and related cost reimbursements	$483	$—	$—	$—
Financing coordination fees	267	—	—	—
Ongoing fees:
Asset management fees (1)	—	—	—	147
Property management and leasing fees	—	135	—	46
Total related party operational fees and reimbursements	$750	$135	$—	$193

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

	Nine Months Ended September 30,
	2012		2011
(In thousands)	Incurred	Forgiven	Incurred	Forgiven
One-time fees and reimbursements:
Acquisition fees and related cost reimbursements	$1,380	$—	$191	$—
Financing coordination fees	572	—	47	—
Ongoing fees:				—
Asset management fees (1)	—	540	—	403
Property management and leasing fees	—	341	—	123
Total related party operational fees and reimbursements	$1,952	$881	$238	$526

___________________________________________

(1)	Asset management fees through June 30, 2012, have been waived. Effective July 1, 2012, the Company expects to issue (subject to approval by the board of directors) to the Advisor restricted performance based Class B units for asset management fees, which will be forfeited immediately if certain conditions occur. No Class B units have been issued as of September 30, 2012 or through the date of the filing of this Form 10-Q.

 The Company will reimburse the Advisor’s costs and expenses of providing services, subject to the limitation that it will not reimburse the Advisor for any amount by which the Company's total operating expenses (including the asset management fee, but excluding organization and offering expenses, acquisition fees, acquisition expenses, financing coordination fees and certain other items) for the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non cash reserves and excluding any gain from the sale of assets for that period. Additionally, the Company will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives a separate fee. No reimbursement was incurred from the Advisor for providing administrative services for the three and nine months ended September 30, 2012 or 2011.

In order to improve operating cash flows and the ability to pay distributions from operating cash flows, the Advisor agreed to waive certain fees including asset management and property management fees. Because the Advisor waived certain fees, cash flow from operations that would have been paid to the Advisor was available to pay distributions to stockholders. The fees that were forgiven are not deferrals and accordingly, will not be paid to the Advisor in cash. Additionally, to improve the Company’s working capital, the Advisor may elect to absorb a portion of the Company’s expenses. The following table details property operating and general and administrative expenses absorbed by the Advisor during the three and nine months ended September 30, 2012 and 2011. These costs are presented net in the accompanying consolidated statements of operations and comprehensive loss.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2012	2011	2012	2011
Property operating expenses absorbed	$—	$255	$170	$255
General and administrative expenses absorbed	156	113	470	324
Total expenses absorbed	$156	$368	$640	$579

The Company had a receivable from affiliates of $0.4 million at September 30, 2012 and December 31, 2011 related to absorbed property operating and general and administrative expenses.

The Advisor, at its election, may also contribute capital to enhance the Company’s cash position for working capital and distribution purposes. Any contributed capital amounts are not reimbursable to the Advisor. Further, any capital contributions are made without any corresponding issuance of shares of common or preferred stock of the Company. No contributions were made by the Advisor during the nine months ended September 30, 2012. The Advisor elected to contribute $15,000 during the nine months ended September 30, 2011.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

As the Company’s real estate portfolio matures, the Company expects cash flows from operations (reported in accordance with GAAP) to cover a more significant portion of distributions and over time to cover the entire distribution. As the cash flows from operations become more significant, the Advisor and Property Manager may discontinue their past practice of absorbing costs and forgiving fees and may charge the full fee owed to them in accordance with the Company’s agreements with them.

Fees Paid in Connection with the Liquidation or Listing of the Company’s Real Estate Assets

For substantial assistance in connection with the sale of properties, the Company will pay the Advisor a property disposition fee, not to exceed the lesser of 2.0% of the contract sale price of the property and one-half of the competitive real estate commission paid if a third party broker is also involved; provided, however that in no event may the property disposition fee paid to the Advisor when added to real estate commissions paid to unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a competitive real estate commission. For purposes of the foregoing, "competitive real estate commission" means a real estate brokerage commission for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of the property. No such fees were incurred or paid for the three and nine months ended September 30, 2012 or 2011.

An affiliate of the Advisor will receive from time to time, when available, a subordinated participation in the net sales proceeds from the sale of assets of 15.0% of the remaining net sale proceeds after return of capital contributions to investors plus payment to investors of an annual 6.0% cumulative, pre-tax non-compounded return on the capital contributed by investors. No such amounts were incurred or paid for the three and nine months ended September 30, 2012 or 2011.

Upon the listing of the Company's common stock, an affiliate of the Advisor will receive a non-interest bearing promissory note equal to 15.0% of the amount, if any, by which the sum of the Company's market value plus distributions paid by the Company prior to listing exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, non-compounded return to investors. No such amounts were incurred or paid for the three and nine months ended September 30, 2012 and 2011.

Upon termination of the advisory agreement, an affiliate of the Advisor shall be entitled to a subordinated termination fee payable in the form of a non-interest bearing promissory note. In addition, the affiliate of the Advisor may elect to defer its right to receive a subordinated termination amount until either a listing or other liquidity event occurs.

Note 12 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that these companies are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

Note 13 — Share-Based Compensation

Stock Option Plan

The Company has a stock option plan (the “Plan”) which authorizes the grant of nonqualified stock options to the Company’s independent directors, officers, advisors, consultants and other personnel, subject to the absolute discretion of the board of directors and the applicable limitations of the Plan. The exercise price for all stock options granted under the Plan will be fixed at $10.00 per share until the termination of the IPO, and thereafter the exercise price for stock options granted to the independent directors will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. Upon a change in control, unvested options will become fully vested and any performance conditions imposed with respect to the option will be deemed to be fully achieved. A total of 0.5 million shares have been authorized and reserved for issuance under the Plan. As of September 30, 2012 and December 31, 2011, no stock options were issued under the Plan.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

Restricted Share Plan

The Company has an employee and director incentive restricted share plan (the “RSP”) that provides for the automatic grant of 3,000 restricted shares of common stock to each of the independent directors, without any further action by the Company’s board of directors or the stockholders, on the date of initial election to the board of directors and on the date of each annual stockholder’s meeting. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum. The RSP provides the Company with the ability to grant awards of restricted shares to the Company’s directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain consultants to the Company and the Advisor and its affiliates or to entities that provide services to the Company. The total number of shares of common stock granted under the RSP shall not exceed 5.0% of the Company’s outstanding shares on a fully diluted basis at any time, and in any event will not exceed 7.5 million shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Restricted share awards entitle the recipient to receive shares of common stock from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in common shares shall be subject to the same restrictions as the underlying restricted shares. The following table displays restricted share award activity during the nine months ended September 30, 2012:

	Number of Common Shares	Weighted-Average Issue Price
Unvested, December 31, 2011	13,800	$10.00
Granted	9,000	9.00
Vested	(3,000)	10.00
Unvested, September 30, 2012	19,800	$9.55

The fair value of the shares will be expensed over the vesting period of five years. Compensation expense related to restricted stock was approximately $12,000 and $28,000 for the three and nine months ended September 30, 2012, respectively, and $1,000 for the three and nine months ended September 30, 2011.

Other Share-Based Compensation

The Company may issue common stock in lieu of cash to pay fees earned by the Company's directors. There are no restrictions on the shares issued since these payments in lieu of cash relate to fees earned for services performed. The Company issued 2,222 shares of common stock to directors during the nine months ended September 30, 2012 in lieu of approximately $20,000 of board fees earned for services performed. There were no such shares of common stock issued in lieu of cash during the nine months ended September 30, 2011.

Note 14 — Net Loss Per Share

The following is a summary of the basic and diluted net loss per share computation for the three and nine months ended September 30, 2012 and 2011:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share data)	2012	2011	2012	2011
Net loss attributable to stockholders	$(1,270)	$(205)	$(3,037)	$(1,355)
Less: distributions declared on Preferred Shares	—	(357)	—	(1,059)
Net loss available to stockholders	$(1,270)	$(562)	$(3,037)	$(2,414)
Weighted average common shares outstanding	13,508,525	2,198,529	10,509,721	1,344,555
Net loss per share available to stockholders, basic and diluted	$(0.09)	$(0.26)	$(0.29)	$(1.80)

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

There were no distributions paid on unvested restricted stock during the three and nine months ended September 30, 2012 and 2011. Diluted net loss per share assumes the conversion of all common share equivalents into an equivalent number of common shares, unless the effect is antidilutive. The Company considers unvested restricted stock and Preferred Shares to be common share equivalents. The following common stock equivalents as of September 30, 2012 and 2011, were excluded from diluted loss per share computations as their effect would have been antidilutive for the three and nine months ended September 30, 2012 and 2011:

	September 30,
	2012	2011
Unvested restricted stock	19,800	9,000
Preferred shares	—	1,966,376

Note 15 – Non-Controlling Interests

The Company is the controlling member of the limited liability company that owns the Bleecker Street properties, acquired in December 2010. In December 2010, an unrelated third-party and an affiliate, American Realty Capital Operating Partnership, L.P. contributed $1.0 million and $12.0 million to acquire the Bleecker Street properties, respectively. The Company has the sole voting rights under the operating agreement of this limited liability company.

The non-controlling members’ aggregate initial investment balance of $13.0 million has been reduced by the monthly distributions paid to each non-controlling member. There were approximately $17,000 and $0.5 million of distributions to non-controlling members during the three and nine months ended September 30, 2012, respectively. There were $0.2 million and $0.7 million of distributions to non-controlling members during the three and nine months ended September 30, 2011, respectively.

The Company redeemed the affiliate's interest of $12.0 million in Bleecker Street in April 2012. The Company may elect to redeem the third party’s interest in Bleecker Street at any time after December 1, 2013. Under this election, the redemption price is the member’s initial capital contribution and any unpaid distributions or, if the Company is simultaneously selling its interest to a third party, the redemption price is the member’s pro-rata share of Bleecker Street based on its cumulative capital contribution. If a sale of Bleecker Street occurs before the Company elects to purchase the third party non-controlling members’ interest, all net profits or losses derived from the sale shall be distributed to all members pro-rata, based on their cumulative capital contributions. If a sale of Bleecker Street occurs after December 1, 2013, or the date the Company elects to redeem the non-controlling members’ interest, then the Company receives all net profits or losses derived from the sale.

The Company is the controlling member of the limited liability company that owns the 163 Washington Avenue Apartments, acquired in September 2012. The Company has the sole voting rights under the operating agreement of this limited liability company. The non-controlling members’ aggregate initial investment balance of $0.5 million will be reduced by the distributions paid to each non-controlling member.

Note 16 — Subsequent Events

The Company has evaluated subsequent events through the filing of this Form 10-Q, and determined that there have not been any events that have occurred that would require adjustments to disclosures in the consolidated financial statements except for the following transactions:

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

(Unaudited)

Sales of Common Stock

As of October 31, 2012, the Company had 16.4 million shares of common stock outstanding, including converted Preferred Shares, unvested restricted shares and shares issued under the DRIP. As of October 31, 2012, the aggregate value of all share issuances was $163.9 million based on a per share value of $10.00 (or $9.50 per share for shares issued under the DRIP).

Capital received, including shares issued under the DRIP and net of repurchases of common stock, is as follows:

Source of Capital (In thousands)	Inception to September 30, 2012	October 1 to October 31, 2012	Total
Common stock	$128,732	$14,533	$143,265
Converted preferred stock	16,954	—	16,954
Contributions from non-controlling interest holders, net of redemptions	1,000	—	1,000
	$146,686	$14,533	$161,219

Acquisitions and Financings

On October 9, 2012, the Company acquired a portfolio of three retail condominiums, containing 19,960 rentable square feet, located at 1623 Kings Highway in Brooklyn, New York, for a purchase price of $13.3 million, excluding acquisition costs. Each condominium is 100% leased with a weighted average remaining lease term of 10.4 years at the closing date and weighted average annualized rental income of $52.96 per rented square foot. The Company funded the acquisition with (a) net proceeds from the IPO of $6.0 million and (b) $7.3 million from mortgage notes payable. The interest on the mortgage note payable is fixed through an interest rate swap agreement at 3.30%. The mortgage note payable requires monthly interest-only payments, with all principal outstanding due on the maturity date in November 2017.

Impacts of Hurricane Sandy

The Company is communicating with its tenants to evaluate whether any of its properties may have been affected by Hurricane Sandy in a manner that would have resulted in any property damage or financial impact, as well as the Company's ability to recover, through its insurance policies, any loss due to interruption of business or damage to any property. While the Company believes its property and other insurance will significantly defray the cost of fixing any damage and compensating the Company for any loss, there can be no assurance that such insurance will be sufficient to compensate the Company for construction costs or lost revenue.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis should be read in conjunction with the accompanying financial statements of American Realty Capital New York Recovery REIT, Inc. and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to American Realty Capital New York Recovery REIT, Inc., a Maryland corporation, and, as required by context, to New York Recovery REIT Operating Partnership, L.P., a Delaware limited partnership, which we refer to as the "OP," and to their subsidiaries. American Realty Capital New York Recovery REIT, Inc. is externally managed by New York Recovery Advisors, LLC (our “Advisor”), a Delaware limited liability company.

Forward-Looking Statements

Certain statements included in this Quarterly Report on Form 10-Q are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of American Realty Capital New York Recovery REIT, Inc. (the “Company,” “we” “our” or “us”) and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

•	We and our Advisor have a limited operating history and our Advisor has limited experience operating a public company. This inexperience makes our future performance difficult to predict.

•	All of our executive officers are also officers, managers or holders of a direct or indirect controlling interest in our Advisor, our dealer manager, Realty Capital Securities, LLC (the “Dealer Manager”), and other American Realty Capital-affiliated entities. As a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor’s compensation arrangements with us and other investors advised by American Realty Capital affiliates and conflicts in allocating time among these investors and us. These conflicts could result in unanticipated actions.

•	Because investment opportunities that are suitable for us may also be suitable for other American Realty Capital-advised programs or investors, our Advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders.

•	If we raise substantially less than the maximum offering in our ongoing initial public offering ("IPO"), we may not be able to invest in a diverse portfolio of real estate assets and the value of an investment in us may vary more widely with the performance of specific assets.

•	While we are raising capital and investing the proceeds of our ongoing IPO, the competition for the type of properties we desire to acquire may cause our distributions and the long-term returns of our investors to be lower than they otherwise would be.

•	We depend on tenants for our revenue, and, accordingly, our revenue is dependent upon the success and economic viability of our tenants.

•	Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions.

•	We may not generate cash flows sufficient to pay our distributions to stockholders. As a result, we may be forced to borrow at higher rates or depend on our Advisor or our property manager, New York Recovery Properties, LLC (the "Property Manager"), to waive reimbursement of certain expenses and fees to fund our operations.

•	No public market currently exists, or may ever exist, for shares of our common stock, which are, and may continue to be, illiquid.

•	If we and our Advisor are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.

•	We may be unable to pay or maintain cash distributions or increase distributions over time.

•	We are obligated to pay substantial fees to our Advisor and its affiliates, including fees payable upon the sale of properties.

•	We are subject to risks associated with the significant dislocations and liquidity disruptions currently existing or occurring in the credit markets of the United States.

•	We may fail to continue to qualify to be treated as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

•	Our properties may be adversely affected by the current economic downturn, as well as economic cycles and risks, inherent to the New York metropolitan statistical area (“MSA”), especially New York City.

•	We owned only 12 properties as of September 30, 2012.

Overview

We were incorporated on October 6, 2009 as a Maryland corporation that qualified as a REIT, beginning with the taxable year ended December 31, 2010. On September 2, 2010, we commenced our IPO on a “reasonable best efforts” basis of up to 150.0 million shares of common stock, $0.01 par value per share, at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to our Registration Statement on Form S-11, as amended (File No. 333-163069) (the “Registration Statement”) filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the “Securities Act”). Our Registration Statement also covers up to 25.0 million shares available pursuant to a distribution reinvestment plan (the “DRIP”) under which our common stockholders may elect to have their distributions reinvested in additional shares of our common stock at the greater of $9.50 per share or 95% of the estimated value of a share of common stock.

As of September 30, 2012, we had 15.0 million shares of common stock outstanding, including unvested restricted shares, converted shares of convertible preferred stock (the "Preferred Shares") and shares issued under the DRIP. As of September 30, 2012, we had received total proceeds from the IPO, including shares issued under the DRIP, of $128.7 million from the sale of 13.0 million shares of common stock. In addition, we sold 2.0 million Preferred Shares for gross proceeds of $17.0 million in a private placement pursuant to Rule 506 of Regulation D of the Securities Act, which terminated on September 2, 2010, the effective date of the Registration Statement. On December 15, 2011, we exercised our option to convert the Preferred Shares into 2.0 million shares of common stock on a one-for-one basis. As of September 30, 2012, the aggregate value of all issuances and subscriptions of common stock outstanding was $149.3 million based on a per share value of $10.00 (or $9.50 for shares issued under the DRIP).

We were formed to acquire high quality, income-producing commercial and residential real estate in the New York metropolitan area, and, in particular, properties located in New York City, with a focus on office and retail properties. All such properties may be acquired and operated by us alone or jointly with another party. We also may originate or acquire first mortgage loans secured by real estate. We purchased our first property and commenced active operations in June 2010. As of September 30, 2012, we owned 12 properties consisting of 294,638 rentable square feet, which were 94.6% leased on a weighted average basis with a weighted average remaining lease term of 9.2 years.

Substantially all of our business is conducted through the OP. We are the sole general partner and hold substantially all the units of limited partner interest in the OP ("OP units"). The Advisor holds 200 units of limited partner interest in the OP, which represents a nominal percentage of the aggregate OP ownership. A holder of OP units has the right to convert OP units for the cash value of a corresponding number of shares of common stock or, at our option, a corresponding number of shares of common stock. The remaining rights of holders of OP units are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

We have no paid employees. We retained our Advisor to manage our affairs on a day-to-day basis. The Property Manager, an entity wholly owned by American Realty Capital III, LLC (the “Sponsor”), serves as our property manager, unless services are performed by a third party for specific properties. The Dealer Manager, an affiliate of the Sponsor, serves as the dealer manager of our IPO. These related parties receive compensation and fees for services related to the IPO and for the investment and management of our assets. These entities receive fees during the offering, acquisition, operational and liquidation stages.

Significant Accounting Estimates and Critical Accounting Policies

Set forth below is a summary of the significant accounting estimates and critical accounting policies that management believes are important to the preparation of our consolidated financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by our management. As a result, these estimates are subject to a degree of uncertainty. These significant accounting estimates and critical accounting policies include:

Offering and Related Costs

Offering and related costs include all expenses incurred in connection with our IPO. Offering costs (other than selling commissions and the dealer manager fees) include costs that may be paid by the Advisor, the Dealer Manager or their affiliates on our behalf. These costs include but are not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) escrow service related fees; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for a portion of the costs of its employees and other costs in connection with preparing supplemental sales materials and related offering activities. We are obligated to reimburse the Advisor or its affiliates, as applicable, for organization and offering costs paid by them on our behalf, provided that the Advisor is obligated to reimburse us to the extent organization and offering costs (excluding selling commissions and the dealer manager fee) incurred by us in our offering exceed 1.5% of gross offering proceeds in the IPO. As a result, these costs are only our liability to the extent aggregate selling commissions, the dealer manager fee and other organization and offering costs do not exceed 11.5% of the gross proceeds determined at the end of our IPO.

Revenue Recognition

Our revenues, which are derived primarily from rental income, include rents that each tenant pays in accordance with the terms of each lease reported on a straight-line basis over the initial term of the lease. Since many of our leases provide for rental increases at specified intervals, straight-line basis accounting requires us to record a receivable, and include in revenues, unbilled rent receivables that we will only receive if the tenant makes all rent payments required through the expiration of the initial term of the lease.

We continually review receivables related to rent and unbilled rent receivables and determine collectability by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of a receivable is in doubt, we record an increase in our allowance for uncollectible accounts or record a direct write-off of the receivable in our consolidated statements of operations.

Investments in Real Estate

Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five to ten years for fixtures and building improvements, and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

We are required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments have a direct impact on our net income because if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

We are required to present the operations related to properties that have been sold or properties that are intended to be sold as discontinued operations in the statement of operations for all periods presented. Properties that are intended to be sold are to be designated as “held for sale” on the balance sheet.

Long-lived assets are carried at cost and evaluated for impairment when events or changes in circumstances indicate such an evaluation is warranted or when they are designated as held for sale. Valuation of real estate is considered a “critical accounting estimate” because the evaluation of impairment and the determination of fair values involve a number of management assumptions relating to future economic events that could materially affect the determination of the ultimate value, and therefore, the carrying amounts, of our real estate. Additionally, decisions regarding when a property should be classified as held for sale are also highly subjective and require significant management judgment.

Events or changes in circumstances that could cause an evaluation for impairment include the following:

•	a significant decrease in the market price of a long-lived asset;

•	a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition;

•	a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset, including an adverse action or assessment by a regulator;

•	an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset; and

•	a current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset.

We review our portfolio on an ongoing basis to evaluate the existence of any of the aforementioned events or changes in circumstances that would require us to test for recoverability. In general, our review of recoverability is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value expected, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property. We are required to make subjective assessments as to whether there are impairments in the values of our investments in real estate. These assessments have a direct impact on our net income because recording an impairment loss results in an immediate negative adjustment to net income.

Purchase Price Allocation

We allocate the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. We utilize various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on cost segregation studies performed by independent third parties or on our analysis of comparable properties in our portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships, as applicable.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered by us in our analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which typically ranges from six to 12 months. We also estimate costs to execute similar leases, including leasing commissions, legal and other related expenses.

Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values are amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, we initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

The aggregate value of intangible assets related to customer relationships, as applicable, is measured based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with the tenant. Characteristics considered by us in determining these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors.

The value of in-place leases is amortized to expense over the initial term of the respective leases, which range primarily from one to 28 years. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, we utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. We also consider information obtained about each property as a result of our pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Derivative Instruments

We may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with our borrowings. The principal objective of such agreements is to minimize the risks and costs associated with our operating and financial structure as well as to hedge specific anticipated transactions.

We record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether we have elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives also may be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that is attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. We may enter into derivative contracts that are intended to economically hedge certain of our risk, even though hedge accounting does not apply or we elect not to apply hedge accounting.

Recently Issued Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (the "FASB") issued guidance that expands the existing disclosure requirements for fair value measurements, primarily for Level 3 measurements, which are measurements based on unobservable inputs such as our own data. This guidance is largely consistent with current fair value measurement principles with few exceptions that do not result in a change in general practice. The guidance was applied prospectively and was effective for interim and annual reporting periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on our financial position or results of operations as the guidance relates only to disclosure requirements.

In June 2011, the FASB issued guidance requiring entities to present items of net income and other comprehensive income either in one continuous statement - referred to as the statement of comprehensive income - or in two separate, but consecutive, statements of net income and other comprehensive income. The new guidance does not change which components of comprehensive income are recognized in net income or other comprehensive income, or when an item of other comprehensive income must be reclassified to net income. In December 2011, the FASB deferred certain provisions of this guidance related to the presentation of certain reclassification adjustments out of accumulated other comprehensive income, by component in both the statement and the statement where the reclassification is presented. This guidance was applied prospectively and was effective for interim and annual periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on our financial position or results of operations but changed the location of the presentation of other comprehensive income to more closely associate the disclosure with net income.

In September 2011, the FASB issued guidance that allows entities to perform a qualitative analysis as the first step in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If it is determined that it is not more likely than not that the fair value of the reporting unit is less than its carrying amount, then a quantitative analysis for impairment is not required. The guidance was effective for interim and annual impairment tests for fiscal periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on our financial position or results of operations.

In December 2011, the FASB issued guidance regarding disclosures about offsetting assets and liabilities, which requires entities to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The guidance is effective for fiscal years and interim periods beginning on or after January 1, 2013, with retrospective application for all comparative periods presented. The adoption of this guidance, which is related to disclosure only, is not expected to have a material impact on our consolidated financial position or results of operations.

In July 2012, the FASB issued revised guidance intended to simplify how an entity tests indefinite-lived intangible assets for impairment. The amendments will allow an entity first to assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test. An entity will no longer be required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative test unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments are effective for annual and interim indefinite-lived intangible asset impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. We do not expect the adoption to have a material impact on our consolidated financial position or results of operations.

Results of Operations

As of September 30, 2012, we owned 12 properties which were 94.6% leased on a weighted average basis, compared to six properties as of September 30, 2011, which were 89.2% leased on a weighted average basis. Accordingly, our results of operations for the three and nine months ended September 30, 2012 as compared to the three and nine months ended September 30, 2011 reflect significant increases in most categories.

Comparison of Three Months Ended September 30, 2012 to Three Months Ended September 30, 2011

Rental Income

Rental income increased $2.3 million to $3.9 million for the three months ended September 30, 2012, compared to $1.6 million for the three months ended September 30, 2011. The increase in rental income was primarily driven by our acquisition of six properties since July 1, 2011, which resulted in an increase in rental income of $2.2 million for the three months ended September 30, 2012, compared to the three months ended September 30, 2011. Rental income at the Interior Design Building ("IDB") increased by $0.1 million as a result of new leasing activity. IDB's occupancy rate increased to 92.7% at September 30, 2012 from 85.4% at September 30, 2011, which was partially offset by a decrease in annualized rental income per square foot to $39.75 at September 30, 2012 from $43.15 at September 30, 2011.

Operating Expense Reimbursements

Operating expense reimbursements remained relatively flat at $0.2 million for the three months ended September 30, 2012 and 2011. Additional operating expense reimbursements of $0.1 million related to acquisitions was offset by a decrease of $0.1 million in operating expense reimbursements at IDB due to lease terminations. Pursuant to many of our lease agreements at IDB, tenants are required to pay their pro rata share of property operating expenses in excess of a base amount. Property operating expenses for new and renewed tenants at IDB were not in excess of their base amounts during the three months ended September 30, 2012.

Property Operating Expenses

Property operating expenses increased $0.5 million to $0.7 million for the three months ended September 30, 2012, compared to $0.2 million for the three months ended September 30, 2011. The increase in property operating expenses of $0.3 million related to real estate taxes, maintenance and insurance costs associated with the properties that have been acquired since July 1, 2011. The remainder of the increase related to $0.2 million of property operating expenses absorbed by our Advisor during the three months ended September 30, 2011. No such expenses were absorbed during the three months ended September 30, 2012.

Operating Fees to Affiliates

Our affiliated Property Manager is entitled to fees for the management of our properties. Our Property Manager elected to waive these fees for the three months ended September 30, 2012 and 2011. For the three months ended September 30, 2012 and 2011, we would have incurred property management fees of $0.1 million and approximately $46,000, respectively, had these fees not been waived.

Effective July 1, 2012, the payment of asset management fees in cash, shares or restricted stock grants, or any combination thereof to the Advisor was eliminated. Instead the Company expects to issue (if approved by the board of directors) to the Advisor Class B units, which will be forfeited unless certain conditions are met. No Class B units have been issued during the three months ended September 30, 2012. During the three months ended September 30, 2011, we would have incurred asset management fees of $0.1 million had these fees not been waived.

Acquisition and Transaction Related Expenses

Acquisition and transaction related expense of $1.2 million for the three months ended September 30, 2012 related to the acquisition of the 163 Washington Avenue Apartments for a base cash purchase price of $31.5 million. There were no acquisitions and approximately $46,000 of acquisition and transaction related expenses associated with dead deals during the three months ended September 30, 2011.

General and Administrative Expenses

General and administrative expenses remained relatively flat at $0.1 million for the three months ended September 30, 2012 and 2011. The Advisor elected to absorb $0.2 million and $0.1 million of general and administrative expenses during the three months ended September 30, 2012 and 2011, respectively. General and administrative expense primarily related to board member fees and compensation, insurance and professional fees, which increased to support our larger real estate portfolio.

Depreciation and Amortization Expense

Depreciation and amortization expense increased $1.2 million to $2.1 million for the three months ended September 30, 2012, compared to $0.9 million for the three months ended September 30, 2011. The increase in depreciation and amortization expense related to the purchase of six properties acquired since July 1, 2011, which resulted in additional expense of $1.3 million. This increase was partially offset by the decrease in amortization expense of in-place lease intangibles of $0.1 million as a result of lease terminations and expirations at IDB.

Interest Expense

Interest expense increased by $0.5 million to $1.3 million for the three months ended September 30, 2012, compared to $0.8 million for the three months ended September 30, 2011. This increase primarily relates to the increase in mortgage notes payable to $106.5 million with a weighted average effective interest rate of 3.9% as of September 30, 2012, compared to $41.4 million with a weighted average effective interest rate of 5.0% as of September 30, 2011. In addition, the first advance under our credit facility occurred in May 2012. During the three months ended September 30, 2012, we incurred interest expense related to our credit facility on an average outstanding balance of $8.3 million with an average variable interest rate of 2.7%. These increases were partially offset by a reduction in interest expense related to a note payable during the three months ended September 30, 2011, which was repaid in full in April 2012.

We view these secured financing sources as an efficient and accretive means to acquire properties. Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the level of proceeds raised in our IPO, the cost of borrowings, and the opportunity to acquire real estate assets which meet our investment objectives.

Net Loss (Income) Attributable to Non-Controlling Interests

Net loss of approximately $40,000 during the three months ended September 30, 2012 represents the net loss on our Bleecker Street portfolio and the 163 Washington Avenue Apartments attributable to non-controlling interests. Net income of $27,000 during the three months ended September 30, 2011 represents net income on our Bleecker Street portfolio attributable to non-controlling interest holders.

Comparison of Nine Months Ended September 30, 2012 to Nine Months Ended September 30, 2011

Rental Income

Rental income increased $5.2 million to $9.9 million for the nine months ended September 30, 2012, compared to $4.7 million for the nine months ended September 30, 2011. The increase in rental income was primarily driven by our acquisition of eight properties since January 1, 2011, which resulted in an increase in rental income of $5.3 million for the nine months ended September 30, 2012, compared to the nine months ended September 30, 2011. This increase was partially offset by a decrease in rental income at IDB of $0.1 million as a result of net lease expirations, amendments and new leasing activity. New leasing activity occurred during the nine months ended September 30, 2012, however, a full nine months of the leasing activity has not yet occurred. IDB's occupancy rate increased to 92.7% at September 30, 2012 from 85.4% at September 30, 2011.

Operating Expense Reimbursements

Operating expense reimbursements were $0.6 million for the nine months ended September 30, 2012, compared to $0.5 million for the nine months ended September 30, 2011. Additional operating expense reimbursements of $0.3 million related to acquisitions was partially offset by a decrease of $0.2 million in operating expense reimbursements at IDB due to lease terminations. Pursuant to many of our lease agreements at IDB, tenants are required to pay their pro rata share of property operating expenses in excess of a base amount. Property operating expenses for new and renewed tenants at IDB were not in excess of their base amounts during the nine months ended September 30, 2012.

Property Operating Expenses

Property operating expenses increased $0.6 million to $1.5 million for the nine months ended September 30, 2012, compared to $0.9 million for the nine months ended September 30, 2011. This increase relates to the real estate taxes, maintenance and insurance costs associated with the eight properties that have been acquired since January 1, 2011. The Advisor elected to absorb $0.2 million during the nine months ended September 30, 2012 and 2011.

Operating Fees to Affiliates

Our affiliated Property Manager is entitled to fees for the management of our properties. Our Property Manager elected to waive these fees for the nine months ended September 30, 2012 and 2011. For the nine months ended September 30, 2012 and 2011, we would have incurred property management fees of $0.3 million and $0.1 million, respectively, had these fees not been waived. Property management fees will increase in direct correlation with the increase in gross revenues.

Effective July 1, 2012, the payment of asset management fees in cash, shares or restricted stock grants, or any combination thereof to the Advisor was eliminated. Instead the Company expects to issue (if approved by the board of directors) to the Advisor Class B units, which will be forfeited unless certain conditions are met. No Class B units have been issued during the nine months ended September 30, 2012. Our Advisor elected to waive these fees prior to July 1, 2012. We would have incurred asset management fees of $0.5 million and $0.4 million for the nine months ended September 30, 2012 and 2011, respectively, had these fees not been waived.

Acquisition and Transaction Related Expenses

Acquisition and transaction related expense of $2.9 million for the nine months ended September 30, 2012 related to the acquisition of the three properties we purchased during the period for an aggregate base purchase price of $88.9 million. Acquisition and transaction related expense of $0.5 million for the nine months ended September 30, 2011 related to the two properties we purchased during the period for an aggregate base purchase price of $11.6 million.

General and Administrative Expenses

General and administrative expenses decreased $0.1 million to $0.1 million for the nine months ended September 30, 2012, as compared to $0.2 million for the nine months ended September 30, 2011. This decrease related to a $0.2 million increase in the amount the Advisor elected to absorb to $0.5 million for the nine months ended September 30, 2012, compared to $0.3 million for the nine months ended September 30, 2011. This decrease was partially offset by an increase in board member compensation, insurance and professional fees of $0.1 million in order to support our larger real estate portfolio.

Depreciation and Amortization Expense

Depreciation and amortization expense increased $2.7 million to $5.5 million for the nine months ended September 30, 2012, compared to $2.8 million for the nine months ended September 30, 2011. The increase in depreciation and amortization expense related to the purchase of eight properties with an aggregate purchase price of $146.9 million acquired since January 1, 2011, which resulted in additional expense of $3.2 million. This increase was partially offset by the decrease in amortization expense of in-place lease intangibles of $0.5 million as a result of lease terminations and expirations at IDB.

Interest Expense

Interest expense increased by $1.4 million to $3.5 million for the nine months ended September 30, 2012, compared to $2.1 million for the nine months ended September 30, 2011. This increase primarily relates to the increase in mortgage notes payable to $106.5 million with a weighted average effective interest rate of 3.9% as of September 30, 2012, compared to $41.4 million with a weighted average effective interest rate of 5.0% as of September 30, 2011. In addition, since the first advance under our credit facility occurred in May 2012, we incurred interest expense related to our credit facility on an average outstanding balance of $16.0 million with an average variable interest rate of 2.7%. These increases were partially offset by the reduction in interest expense related to a note payable, which was repaid in full in April 2012.

We view these secured financing sources as an efficient and accretive means to acquire properties. Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the level of proceeds raised in our IPO, the cost of borrowings, and the opportunity to acquire real estate assets which meet our investment objectives.

Net Income Attributable to Non-Controlling Interests

Net loss of approximately $22,000 during the nine months ended September 30, 2012 represents the net loss on our Bleecker Street portfolio and the 163 Washington Avenue Apartments attributable to non-controlling interest holders. Net income of $0.1 million during the nine months ended September 30, 2011 represents net income on our Bleecker Street portfolio attributable to non-controlling interest holders.

Cash Flows for the Nine Months Ended Ended September 30, 2012

For the nine months ended September 30, 2012, net cash provided by operating activities was $2.4 million. The level of cash flows used in or provided by operating activities is affected by the volume of acquisition activity, the timing of interest payments and the amount of borrowings outstanding during the period, as well as the receipt of scheduled rent payments. Cash flows provided by operating activities during the nine months ended September 30, 2012 included $2.9 million of acquisition and transaction costs. Cash flows provided by operating activities included a net loss adjusted for non-cash items, resulting in a cash inflow of $2.9 million (net loss of $3.0 million adjusted for depreciation and amortization of tangible and intangible real estate assets and other non-cash charges of $5.9 million) as well as a combined increase in accounts payable, accrued expenses and deferred rent of $0.8 million. This cash inflow was partially offset by an increase in prepaid expenses and other assets of $1.2 million primarily due to unbilled rent receivables recorded in accordance with accounting for rental income on a straight-line basis.

Net cash used in investing activities during the nine months ended September 30, 2012 of $89.2 million related to $88.2 million for the acquisition of three properties as well as $1.0 million for capital expenditures at IDB during the period.

Net cash provided by financing activities of $93.5 million during the nine months ended September 30, 2012 related to proceeds, net of receivables and repurchases, from the issuance of common stock of $80.0 million, proceeds net of repayments on our credit facility of $14.0 million and proceeds, net of repayments, from mortgage notes payable of $31.2 million. These inflows were partially offset by payments of $12.0 million to purchase our affiliate's non-controlling interest in our Bleecker Street subsidiary, payments related to offering costs of $7.2 million, payments on notes payable of $5.9 million, distributions to stockholders of $2.2 million, payments related to financing costs of $2.9 million, increases to restricted cash of $0.9 million and distributions to non-controlling members of $0.5 million.

Cash Flows for the Nine Months Ended September 30, 2011

For the nine months ended September 30, 2011, net cash provided by operating activities was $1.5 million. The level of cash flows used in or provided by operating activities is affected by acquisition and transaction costs incurred, the timing of interest payments and the amount of borrowings outstanding during the period, as well as the receipt of scheduled rent payments. Cash flows provided by operating activities during the nine months ended September 30, 2011 was mainly due to net loss adjusted for non-cash items, which resulted in a cash inflow of $1.7 million (net loss of $1.4 million adjusted for depreciation and amortization of tangible and intangible real estate assets and other non-cash charges of $3.1 million) as well as a combined increase in accounts payable, accrued expenses and deferred rent of $0.2 million. This cash inflow was partially offset by an increase in prepaid expenses and other assets of $0.4 million primarily due to prepaid real estate taxes and insurance.

Net cash used in investing activities during the nine months ended September 30, 2011 of $8.7 million primarily related to $5.3 million for the acquisition of two properties. The contract purchase price of $11.6 million for the properties was partially funded by mortgage notes payable of $6.3 million on the acquisition dates. Cash used in investing activities also included $3.2 million related to deposits for pending acquisitions and $0.3 million related to capital expenditures at IDB.

Net cash provided by financing activities of $14.0 million during the nine months ended September 30, 2011 related to proceeds, net of receivables, from the issuance of common stock of $25.0 million. This inflow was partially offset by payments related to offering costs of $7.1 million, distributions to stockholders of $1.4 million, distributions to non-controlling interest holders of $0.7 million, payments related to financing costs of $1.2 million, increases to restricted cash of $0.3 million, net payments to affiliated entities of $0.2 million and payments of mortgage notes payable of $0.2 million.

Liquidity and Capital Resources

Our principal demands for funds will continue to be for property acquisitions, either directly or through investment interests, for the payment of operating expenses, distributions to our stockholders and non-controlling interest holders, and for the payment of principal and interest on our outstanding indebtedness. Generally, capital needs for property acquisitions will be met through net proceeds received from the sale of common stock through our ongoing IPO as well as proceeds from our revolving credit facility and through property-level secured financings. We also may from time to time enter into other agreements with third parties whereby third parties will make equity investments in specific properties or groups of properties that we acquire. Expenditures other than property acquisitions and acquisition and transaction-related costs are expected to be covered by cash flows from operations.

We expect to meet our future short-term operating liquidity requirements through a combination of net cash provided by our current property operations and the operations of properties to be acquired in the future, proceeds from the sale of common stock and proceeds from our credit facility and secured mortgage financings. Management expects that in the future, as our portfolio matures, our properties will cover operating expenses and the payment of our monthly distribution. Other potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from public and private offerings, proceeds from the sale of properties and undistributed funds from operations.

We expect to continue to raise capital through the sale of our common stock and to utilize the net proceeds from the sale of our common stock and proceeds from secured financings and our credit facility to complete future property acquisitions. As of September 30, 2012, we had 15.0 million shares of common stock outstanding, including unvested restricted shares, converted Preferred Shares and shares issued under the DRIP. As of September 30, 2012, we had received gross proceeds of $128.7 million and $17.0 million from the sale of shares of common stock and Preferred Shares, respectively.

Our board of directors has adopted a share repurchase plan that enables our stockholders to sell their shares to us under limited circumstances. At the time a stockholder requests a repurchase, we may, subject to certain conditions, repurchase the shares presented for repurchase for cash to the extent we have sufficient funds available to fund such purchase. During the nine months ended September 30, 2012, we received six requests to redeem an aggregate of 37,670 shares of our common stock pursuant to our share repurchase plan. As of September 30, 2012, we funded the redemption requests of 17,357 shares at an average price per share of $9.95. As of September 30, 2012, we approved the repurchase request of 22,851 shares, at an average price per share of $9.80. We fund share repurchases from cash flows from operations. As of the date of this filing, we are not aware of any other repurchase requests.

As of September 30, 2012, we had cash and cash equivalents of $16.9 million. We expect cash flows from operations and the sale of common stock to be used primarily to invest in additional real estate, pay debt service, pay operating expenses and pay stockholder distributions.

Acquisitions

Our Advisor evaluates potential acquisitions of real estate and real estate-related assets and engages in negotiations with sellers and borrowers on our behalf. Investors should be aware that after a purchase contract is executed that contains specific terms the property will not be purchased until the successful completion of due diligence and negotiation of final binding agreements. During this period, we may decide to temporarily invest any unused proceeds from common stock offerings in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

In October 2012, we entered into a purchase and sale agreement to acquire the fee simple interest in an institutional-quality office building located at 256 West 38th Street in Manhattan. The contract purchase price of the property is $48.6 million, exclusive of closing costs. The property contains approximately 118,000 rentable square feet and is 87% leased to 15 tenants. In November 2012, we entered into a purchase and sale agreement to acquire the fee simple interest in an institutional-quality office building located at 229 West 36th Street in Manhattan. The contract purchase price of the property is $65.0 million, exclusive of closing costs. The property contains approximately 149,000 rentable square feet and is 100% leased to seven tenants. Pursuant to the terms of the purchase and sale agreements, our obligation to close upon the acquisitions is subject to certain conditions customary to closing. Although we believe that the acquisitions of the properties are probable, there can be no assurance that the acquisitions will be consummated. We intend to fund these acquisitions with proceeds from our IPO. We may seek financing on the properties at or post-closing from a lender yet to be identified. There is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a measure known as funds from operations ("FFO"), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under accounting principles generally accepted in the United States of America ("GAAP").

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indicators exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated undiscounted future cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and modified funds from operations ("MFFO"), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities also may experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed in the prospectus for our offering (the “Prospectus”), we will use the proceeds raised in the offering to acquire properties, and we intend to begin the process of achieving a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of the company or another similar transaction) within three to five years of the completion of the offering. Thus, we will not continuously purchase assets and will have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association (“IPA”), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our IPO has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our IPO and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we are responsible for managing interest rate, hedge and foreign exchange risk, we do retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of ongoing operations.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued acquisition fees and expenses negatively impact our operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. MFFO that excludes such costs and expenses would only be comparable to that of non-listed REITs that have completed their acquisition activities and have similar operating characteristics as us. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view gains and losses from dispositions of assets as non-recurring items, and we view fair value adjustments of derivatives as items which are unrealized and may not ultimately be realized. We view both gains and losses from dispositions of assets and fair value adjustments of derivatives as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. As disclosed elsewhere in the Prospectus, the purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. Acquisition fees and expenses will not be reimbursed by our Advisor if there are no further proceeds from the sale of shares in our offering, and therefore such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.

Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisition costs are funded from the proceeds of our IPO and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO or MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

The table below reflects the items deducted or added to net loss in our calculation of FFO and MFFO during the periods presented. The table reflects MFFO in the IPA recommended format and MFFO without the straight-line rent adjustment which management also uses as a performance measure. Items are presented net of non-controlling interest portions where applicable.

	Three Months Ended			Nine Months Ended
(In thousands)	March 31, 2012	June 30, 2012	September 30, 2012	September 30, 2012
Net loss attributable to stockholders (in accordance with GAAP)	$(619)	$(1,148)	$(1,270)	$(3,037)
Depreciation and amortization	1,425	1,911	2,110	5,446
FFO	806	763	840	2,409
Acquisition fees and expenses (1)	515	1,127	1,210	2,852
Amortization of above or below market leases (2)	(66)	(123)	(129)	(318)
Mark-to-market adjustments (3)	1	—	—	1
MFFO	1,256	1,767	1,921	4,944
Straight-line rent (4)	(334)	(398)	(393)	(1,125)
MFFO - IPA recommended format	$922	$1,369	$1,528	$3,819

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(1) The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our Advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. Such fees and expenses are paid in cash, and therefore such funds will not be available to distribute to investors. Such fees and expenses negatively impact our operating performance during the period in which properties are being acquired. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. Acquisition fees and expenses will not be reimbursed by our Advisor if there are no further proceeds from the sale of shares in our IPO, and therefore such fees will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.

(2)	Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges relating to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.

(3)	Management believes that adjusting for mark-to-market adjustments is appropriate because they may not be reflective of ongoing operations and reflect unrealized impacts on value based only on then-current market conditions, although they may be based upon current operational issues related to an individual property or industry or general market conditions. Mark-to-market adjustments are made for items such as ineffective derivative instruments, certain marketable securities and any other items that GAAP requires we make a mark-to-market adjustment for. The need to reflect mark-to-market adjustments is a continuous process and is analyzed on a quarterly or annual basis in accordance with GAAP.

(4)	Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, providing insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management’s analysis of operating performance.

Distributions

On September 22, 2010, our board of directors authorized, and we declared, a distribution rate equal to $0.605 per annum per share of common stock, commencing December 1, 2010. The distributions are payable by the fifth day following each month end to stockholders of record at the close of business each day during the prior month at a rate of $0.00165753424 per day.

During the nine months ended September 30, 2012, distributions paid to common stockholders totaled $4.3 million inclusive of $2.1 million of the value of common stock issued under the DRIP. Distribution payments are dependent on the availability of funds. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured.

During the nine months ended September 30, 2012, cash used to pay our distributions was primarily generated from cash flows from operations and common stock issued under the DRIP. We have continued to pay distributions to our stockholders each month since our initial distribution payment in April 2010. There is no assurance that we will continue to declare distributions at this rate.

The following table shows the sources for the payment of distributions to common stockholders for the periods presented:

	Three Months Ended						Nine Months Ended
	March 31, 2012		June 30, 2012		September 30, 2012		September 30, 2012
(In thousands)		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions
Distributions:
Distribution paid in cash	$523		$750		$974		$2,247
Distributions reinvested	467		684		932		2,083
Total distributions	$990		$1,434		$1,906		$4,330
Source of distribution coverage:
Cash flows provided by operations (1)	$990	100.0%	$230	16.0%	$1,202	63.1%	$2,422	55.9%
Common stock issued under the DRIP / offering proceeds	—	—%	684	47.7%	704	36.9%	1,388	32.1%
Proceeds from issuance of common stock	—	—%	—	—%	—	—%	—	—%
Proceeds from financings	—	—%	520	36.3%	—	—%	520	12.0%
Total sources of distributions	$990	100.0%	$1,434	100.0%	$1,906	100.0%	$4,330	100.0%
Cash flows provided by operations (GAAP basis) (1)	$992		$228		$1,202		$2,422
Net loss attributable to stockholders (in accordance with GAAP)	$(619)		$(1,148)		$(1,270)		$(3,037)

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(1) Cash flows provided by operations for the three months ended March 31, 2012 and June 30, 2012 and the three and nine months ended September 30, 2012 include acquisition and transaction related expenses of $0.5 million, $1.1 million, $1.2 million and $2.9 million, respectively.

The following table compares cumulative distributions paid to cumulative net loss (in accordance with GAAP) for the period from October 6, 2009 (date of inception) through September 30, 2012.

For the Period from October 6, 2009 (date of inception) to
(In thousands)	September 30, 2012
Distributions paid:
Preferred stockholders	$2,158
Common stockholders in cash	2,798
Common stockholders pursuant to DRIP / offering proceeds	2,502
Total distributions paid	$7,458

Reconciliation of net loss:
Revenues	$20,389
Acquisition and transaction-related expenses	(5,894)
Depreciation and amortization	(10,592)
Other operating expenses	(3,656)
Other non-operating expenses	(8,443)
Net income attributable to non-controlling interests	(23)
Net loss (in accordance with GAAP) (1)	$(8,219)

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(1)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions.

Loan Obligations

The payment terms of our loan obligations require principal and interest amounts payable monthly with all unpaid principal and interest due at maturity. Our loan agreements stipulate that we comply with specific reporting covenants. As of September 30, 2012, we were in compliance with the debt covenants under our loan agreements.

Our Advisor may, with the approval of our independent directors, seek to borrow short-term capital that, combined with secured mortgage financing, exceeds our targeted leverage ratio. Such short-term borrowings may be obtained from third parties on a case-by-case basis as acquisition opportunities present themselves simultaneous with our capital raising efforts. We view the use of short-term borrowings, including advances under our revolving credit facility, as an efficient and accretive means of acquiring real estate in advance of raising equity capital. Accordingly, we can take advantage of buying opportunities as we expand our fundraising activities. As additional equity capital is obtained, these short-term borrowings and credit facility advances will be repaid. Our secured debt leverage ratio approximated 48.6% (total debt less cash on hand as a percentage of total real estate investments) as of September 30, 2012.

Contractual Obligations

The following is a summary of our contractual obligations as of September 30, 2012:

		October 1, 2012 to	Years Ended December 31,
(In thousands)	Total	December 31, 2012	2013-2014	2015-2016	Thereafter
Principal Payments Due:
Mortgage notes payable	$106,491	$110	$926	$49,961	$55,494
Revolving credit facility	14,000	—	—	14,000	—
	$120,491	$110	$926	$63,961	$55,494
Interest Payments Due:
Mortgage notes payable	$19,908	$1,033	$8,283	$7,123	$3,469
Revolving credit facility	960	96	768	96	—
	$20,868	$1,129	$9,051	$7,219	$3,469

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Election as a REIT

We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with our taxable year ended December 31, 2010. If we continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, and so long as we distribute at least 90% of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income. We believe we are organized and operated in such a manner as to continue to qualify to be taxed as a REIT.

Inflation

Some of our leases contain provisions designed to mitigate the adverse impact of inflation. These provisions generally increase rental rates during the terms of the leases either at fixed rates or indexed escalations (based on the Consumer Price Index or other measures). We may be adversely impacted by inflation on the leases that do not contain indexed escalation provisions. In addition, our net leases require the tenant to pay its allocable share of operating expenses, which may include common area maintenance costs, real estate taxes and insurance. This may reduce our exposure to increases in costs and operating expenses resulting from inflation.

Related-Party Transactions and Agreements

We have entered into agreements with our Sponsor and its wholly owned affiliates whereby we pay certain fees or reimbursements to our Advisor or its affiliates in connection with acquisition and financing activities, sales of common and preferred stock, asset and property management services and reimbursement of operating and offering-related costs. See Note 11 — Related Party Transactions and Arrangements to our consolidated financial statements included in this report for a discussion of the various related-party transactions, agreements and fees.

Off-Balance Sheet Arrangements

On March 30, 2012, we entered into a senior unsecured revolving credit facility in the amount of $40 million. The credit facility contains an “accordion” feature to allow us, under certain circumstances, to increase the aggregate commitments under the credit facility to a maximum of $150 million. The credit facility has a term of 36 months, subject to our right to a 12-month extension. The outstanding balance on the credit facility as of September 30, 2012 was $14.0 million and our unused borrowing capacity was $7.1 million, based on the value of the borrowing base properties as of September 30, 2012.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or interest rates. Our long-term debt, which consists of secured financings and our revolving credit facility, bears interest at fixed rates and variable rates. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps, collars, and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. We would not hold or issue these derivative contracts for trading or speculative purposes. We do not have any foreign operations and thus we are not exposed to foreign currency fluctuations.

As of September 30, 2012, our debt included fixed-rate secured mortgage notes payable, with a carrying value of $106.5 million and a fair value of $106.5 million. Changes in market interest rates on our fixed-rate debt impact the fair value of the notes, but it has no impact on interest incurred or cash flow. For instance, if interest rates rise 100 basis points and our fixed rate debt balance remains constant, we expect the fair value of our obligation to decrease, the same way the price of a bond declines as interest rates rise. The sensitivity analysis related to our fixed–rate debt assumes an immediate 100 basis point move in interest rates from their September 30, 2012 levels, with all other variables held constant. A 100 basis point increase in market interest rates would result in a decrease in the fair value of our fixed-rate debt by $1.1 million. A 100 basis point decrease in market interest rates would result in an increase in the fair value of our fixed-rate debt by $2.5 million.

At September 30, 2012 our debt included a variable-rate revolving Credit Facility with a carrying and fair value of $14.0 million. Interest rate volatility associated with this variable-rate credit facility affects interest expense incurred and cash flow. The sensitivity analysis related to our variable-rate debt assumes an immediate 100 basis point move in interest rates from their September 30, 2012 levels, with all other variables held constant. A 100 basis point increase or decrease in variable interest rates on our variable-rate note payable would increase or decrease our interest expense by $0.1 million annually.

These amounts were determined by considering the impact of hypothetical interest rates changes on our borrowing costs, and assuming no other changes in our capital structure.

As the information presented above includes only those exposures that existed as of September 30, 2012, it does not consider exposures or positions arising after that date. The information represented herein has limited predictive value. Future actual realized gains or losses with respect to interest rate fluctuations will depend on cumulative exposures, hedging strategies employed and the magnitude of the fluctuations.

Item 4. Controls and Procedures.

In accordance with Rules 13a-15(b) and 15d-15(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that the disclosure controls and procedures are effective.

No change occurred in our internal controls over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) of the Exchange Act) during the three months ended September 30, 2012 that has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

PART II — OTHER INFORMATION

Item 1. Legal Proceedings.

As of the end of the period covered by this Quarterly Report on Form 10-Q, we are not a party to, and none of our properties are subject to, any material pending legal proceedings.

Item 1A. Risk Factors.

There have been no material changes from the risk factors set forth in our Annual Report on Form 10-K as of and for the year ended December 31, 2011, except for the items described below.

Distributions paid from sources other than our cash flows from operations, particularly from proceeds of our IPO, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect your overall return.

Our cash flows provided by operations of $2.4 million for the nine months ended September 30, 2012 was a shortfall of approximately $1.9 million, or 44.0%, to our distributions paid of $4.3 million (inclusive of $2.1 million of common stock issued under the DRIP) during such period. Such shortfall was paid from proceeds from common stock issued under the DRIP and proceeds from financings from our revolving credit facility. Additionally, we may in the future pay distributions from sources other than from our cash flows from operations.

Until we acquire additional properties or other real estate-related investments, we may not generate sufficient cash flows from operations to pay distributions. Our inability to acquire additional properties or other real estate-related investments may result in a lower return on your investment than you expect. If we have not generated sufficient cash flows from our operations and other sources, such as from borrowings, the sale of additional securities, advances from our Advisor, and our Advisor’s deferral, suspension or waiver of its fees and expense reimbursements, to fund distributions, we may use the proceeds from our IPO. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with our IPO. We have not established any limit on the amount of proceeds from our IPO that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

If we fund distributions from the proceeds of our IPO, we will have less funds available for acquiring properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds of our IPO may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock or securities convertible or exercisable into shares of our common stock to third-party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flows from operations, affect our profitability or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment.

If any of our public communication is held to be in violation of federal securities laws relating to public communications, we could be subject to potential liability. Investors in our IPO should rely only on the statements made in our Registration Statement, as supplemented to date, in determining whether to purchase shares of our common stock.

From time to time, we or our representatives make public statements relating to our business and its prospects. Such communications are subject to federal securities laws. If any of our public communications are held by a court to be in violation of Section 5 of the Securities Act and a claim for damages is brought against us in connection therewith by one or more of our stockholders that purchased shares of our common stock on the basis of such communications before receiving a copy of our prospectus, as supplemented to date, and potentially other stockholders, we could be subject to liability in connection with the shares we sold such persons during such period. Such stockholders would have a period of 12 months following the date of any violation determined by a court to have occurred to bring a Section 5 claim. Our liability in a Section 5 claim could include statutory interest from the date of such stockholder's purchase, in addition to possibly other damages determined by a court. If any of our communications is claimed to have been made in violation of Section 5 of the Securities Act, we expect that we would vigorously contest such claim. Nevertheless, we could not give any assurance as to any court's ultimate determination with respect to any such claim. Accordingly, there is a risk that we could be subject to potential liability with respect to any Section 5 claim brought against us, and such liability may adversely affect our operating results or financial position.

We have a limited operating history and have no established financing sources other than the proceeds from our offering and our revolving credit facility, and the prior performance of other real estate investment programs sponsored by affiliates of our Advisor may not be an indication of our future results.

We have a limited operating history and you should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our Advisor to predict our future results. We were incorporated in October 6, 2009. As of September 30, 2012, we have acquired only 12 properties and do not otherwise have any operations. The recent real estate experience of Messrs. Schorsch, Weil and Happel principally has focused on triple-net leasing rather than the active operation of real estate properties. Accordingly, the prior performance of real estate investment programs sponsored by affiliates of Messrs. Schorsch and Kahane and our Advisor may not be indicative of our future results.

Moreover, neither our Advisor nor we have any established financing sources other than the proceeds from our offering and our revolving credit facility. Presently, both we and our Advisor have been funded by capital contributions or advances from the Sponsor, a company which is directly or indirectly controlled by Mr. Schorsch and Mr. Kahane, by proceeds from our offering, and by loans from unaffiliated entities. If our capital resources, or those of our Advisor, are insufficient to support our operations, we will not be successful.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment strategies;

•	increase awareness of the American Realty Capital New York Recovery REIT, Inc. name within the investment products market;

•	expand and maintain our network of licensed securities brokers and other agents;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate properties and other investments as well as for potential investors; and

•	continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

If our Advisor loses or is unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our Advisor, including Messrs. Schorsch and Weil, each of whom would be difficult to replace. Our Advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or our Advisor. If any of our key personnel were to cease their affiliation with our Advisor, our operating results could suffer. Further, we do not intend to separately maintain key person life insurance on Messrs. Schorsch or Weil or any other person. We believe that our future success depends, in large part, upon our Advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our Advisor will be successful in attracting and retaining such skilled personnel. If our Advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

The management of multiple REITs, especially REITs in the development stage, by our executive officers and officers of our Advisor may significantly reduce the amount of time our executive officers and officers of our Advisor are able to spend on activities related to us and may cause other conflicts of interest, which may cause our operating results to suffer.

Our executive officers and officers of our Advisor are part of the senior management or are key personnel of the nine other American Realty Capital-sponsored REITs and their advisors. Six of the American Realty Capital-sponsored REITs, including American Realty Capital Healthcare Trust, Inc., or ARC HT, American Realty Capital — Retail Centers of America, Inc., or ARC RCA, American Realty Capital Daily Net Asset Value Trust, Inc., or ARC Daily NAV, American Realty Capital Trust III, Inc., or ARCT III, American Realty Capital Global Trust, Inc., or ARC Global, and American Realty Capital Trust IV, Inc., or ARCT IV, have registration statements that became effective in the past 20 months and currently are offering securities in the aggregate of approximately $9.0 billion. In addition, American Realty Capital Trust, Inc., or ARCT, completed its public offering of common stock in December 2011 for gross proceeds of $1.7 billion, and as of March 1, 2012, ARCT’s shares of common stock were approved for listing and began trading on the NASDAQ Global Select Market. In connection with such listing, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC. American Realty Capital Properties, Inc., or ARCP, which currently trades on the NASDAQ Capital Market under the symbol “ARCP,” completed its initial public and follow-on offerings of common stock for aggregate gross proceeds of $118.9 million. As a result, such REITs will have concurrent or overlapping fundraising, acquisition, operational and disposition and liquidation phases as us, which may cause conflicts of interest to arise throughout our life with respect to, among other things, finding investors, locating and acquiring properties, entering into leases and disposing of properties. Additionally, based on our Sponsor’s experience, a significantly greater time commitment is required of senior management during the development stage when the REIT is being organized, funds are initially being raised and funds are initially being invested, and less time is required as additional funds are raised and the offering matures. The conflicts of interest each of our executive officers and each officer of our Advisor will face may delay our fundraising and investment of our proceeds due to the competing time demands and generally cause our operating results to suffer. Officers of any service provider may face similar conflicts of interest should they be involved with the management of multiple REITs, and especially REITs in the developmental stage.

We will compete for investors with other programs of our Sponsor, which could adversely affect the amount of capital we have to invest.

The American Realty Capital group of companies has sponsored seven other non-traded REITs and two traded REITs (listed on The NASDAQ Global Select Market and The NASDAQ Capital Market, respectively). The majority of these American Realty Capital-sponsored REITs will be engaged in public offerings during a significant portion of our offering period. These programs all have filed registration statements for the offering of common stock and either are or intend to elect to be taxed as REITs. The offerings are taking place concurrently with our offering, and our Sponsor is likely to sponsor other offerings during our offering period. Our Dealer Manager is the dealer manager for the non-traded REIT offerings. We will compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments.

Our officers and directors face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our business strategy and to generate returns to you.

Certain of our executive officers, including Mr. Schorsch, who also serves as the chairman of our board of directors, and Mr. Weil, president, treasurer and secretary, also are officers of our Advisor, our Property Manager, our Dealer Manager and other affiliated entities, including the other real estate programs sponsored by American Realty Capital. As a result, these individuals owe fiduciary duties to these other entities and their stockholders and limited partners, which fiduciary duties may conflict with the duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (a) allocation of new investments and management time and services between us and the other entities, (b) our purchase of properties from, or sale of properties to, affiliated entities, (c) the timing and terms of the investment in or sale of an asset, (d) development of our properties by affiliates, (e) investments with affiliates of our Advisor, (f) compensation to our Advisor, and (g) our relationship with our Dealer Manager and Property Manager. If we do not successfully implement our business strategy, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets. If these individuals act in a manner that is detrimental to our business or favor one entity over another, they may be subject to liability for breach of fiduciary duty.

Our Advisor faces conflicts of interest relating to the incentive fee structure under the advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Because our Advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our Advisor’s interests are not wholly aligned with those of our stockholders. In that regard, our Advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our Advisor to fees. In addition, our Advisor’s or its assignees’ entitlement to fees upon the sale of our assets and to participate in sale proceeds could result in our Advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle the Advisor to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. Our advisory agreement will require us to pay a performance-based termination fee to our Advisor if we terminate the advisory agreement prior to the listing of our shares for trading on an exchange or, absent such termination, in respect of its participation in net sales proceeds. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination fee, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the fee to the Advisor at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the fee to the terminated Advisor.

Payment of fees to our Advisor and its affiliates reduces cash available for investment and distribution.

Our Advisor and its affiliates will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, and the management, leasing and sale of our properties, the servicing of our mortgage, bridge or mezzanine loans, if any, and the administration of our other investments. They are paid substantial fees for these services, which reduces the amount of cash available for investment in properties or distribution to stockholders. Such fees and reimbursements include, but are not limited to: (i) an asset management fee equal to 0.75% per annum of the cost our assets; (ii) reimbursement of up to 1.5% of gross proceeds raised in all primary offerings for organization and offering expenses; (iii) acquisition fees equal to 1.0% of the contract purchase price of each asset that we acquire; (iv) reimbursement for expenses actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf; (v) a financing coordination fee equal to 0.75% of the amount available and/or outstanding under any debt financing that we obtain and use for the acquisition of assets or that is assumed, directly or indirectly, in connection with the acquisition of assets; (vi) a property disposition fee paid on the sale of property, up to the lesser of 2% of the contract sales price and one-half of the competitive real estate commission paid if a third party broker is also involved; (vii) a subordinated participation in net sales proceeds equal to 15% of remaining net sales proceeds (as defined in the advisory agreement) after return of capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors; (viii) a subordinated incentive listing fee equal to 15% of the amount, if any, by which the sum of our market value plus distributions paid by us prior to listing exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6% cumulative, non-compounded return to investors; and (ix) a subordinated termination fee, in each case subject to the conditions set forth in the advisory agreement.

Losses from catastrophes may exceed our insurance coverage.

We carry comprehensive liability and property insurance on our properties and intend to obtain similar coverage for properties we acquire in the future. Some losses, generally of a catastrophic nature, such as losses from floods, hurricanes or earthquakes, are subject to limitations, and thus may be uninsured. If we suffer a substantial loss, our insurance coverage may not be sufficient to pay the full current market value or current replacement value of our lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it infeasible to use insurance proceeds to replace a property after it has been damaged or destroyed.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

We did not sell any equity securities that were not registered under the Securities Act during the nine months ended September 30, 2012.

On September 2, 2010, we commenced our IPO on a “reasonable best efforts” basis of up to 150.0 million shares of common stock at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to the Registration Statement filed with the SEC under the Securities Act. The Registration Statement also covers up to 25.0 million shares available pursuant to a DRIP under which our common stockholders may elect to have their distributions reinvested in additional shares of our common stock at the greater of $9.50 per share or 95% of the estimated value of a share of common stock. As of September 30, 2012, we had 15.0 million shares of common stock outstanding, including unvested restricted shares, converted shares of convertible preferred stock and shares issued under the DRIP. As of September 30, 2012, we had received common stock proceeds of $128.7 million from the sale of 13.0 million shares of common stock, including DRIP and net of redemptions.

The following table reflects the offering costs associated with the issuance of common stock.

Nine Months Ended
(In thousands)	September 30, 2012
Selling commissions and dealer manager fees	$7,858
Other offering costs	3,318
Reimbursement from Advisor (1)	(4,658)
Total offering costs	$6,518

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(1) The Advisor elected to reimburse our offering costs in excess of 15% of proceeds from the sale of common stock. This cash reimbursement was paid in April 2012.

The Dealer Manager reallowed the selling commissions and a portion of the dealer manager fees to participating broker-dealers. The following table details the selling commissions incurred and reallowed related to the sale of shares of common stock.

Nine Months Ended
(In thousands)	September 30, 2012
Total commissions paid to the Dealer Manager	$7,858
Less:
Commissions to participating brokers	(5,059)
Reallowance to participating broker dealers	(748)
Net to the Dealer Manager	$2,051

As of September 30, 2012, we have incurred $19.1 million of cumulative offering costs in connection with the issuance and distribution of common stock. Offering proceeds of $128.7 million exceeded cumulative offering costs by $109.6 million at September 30, 2012.

The Advisor elected to cap cumulative offering costs incurred by the Company, net of unpaid amounts, to 15% of gross offering proceeds during the offering period. Cumulative offering costs net of unpaid amounts, were less than the 15% threshold as of September 30, 2012. Cumulative offering costs include $12.3 million incurred from our Dealer Manager for dealer manager fees and commissions and $1.5 million from our Advisor, net of the Advisor's reimbursement related to the 15% cap on total offering costs.

We expect to use substantially all of the net proceeds from our IPO to primarily acquire high quality, income-producing commercial real estate in the New York metropolitan area, and, in particular, properties located in New York City, with a focus on office and retail properties. We may also originate or acquire first mortgage loans secured by real estate. As of September 30, 2012, we have used the net proceeds from our IPO, secured debt financing and revolving credit facility to purchase 12 properties with an aggregate purchase price of $213.1 million.

During the nine months ended September 30, 2012, we received seven requests to repurchase an aggregate of 37,670 shares of our common stock pursuant to our share repurchase plan. As of September 30, 2012, we funded the redemption requests of 17,357 shares at an average price per share of $9.95. As of September 30, 2012, we approved the repurchase request of 22,851 shares, at an average price per share of $9.80. We fund share repurchases from cash flows from operations. As of the date of this filing, we are not aware of any other repurchase requests.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

None.

Item 6. Exhibits.

The exhibits listed on the Exhibit Index (following the signatures section of this report) are included, or incorporated by reference, in this Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.
By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer, Chairman of the Board of Directors (Principal Executive Officer)

By:	/s/ Brian S. Block
Brian S. Block
Executive Vice President, Chief Financial Officer (Principal Financial Officer)

Date: November 13, 2012

EXHIBIT INDEX

The following exhibits are included, or incorporated by reference, in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
4.1 *	Third Amended and Restated Agreement of Limited Partnership of New York Recovery Operating Partnership, L.P., dated as of November 12, 2012
10.2 *	Fourth Amended and Restated Advisory Agreement, by and among American Realty Capital New York Recovery REIT, Inc., New York Recovery Operating Partnership, L.P. and New York Recovery Advisors, LLC, dated as of November 12, 2012
10.50 *	Sale and Purchase Agreement between EEGO West 38 Fee, LLC and ARC NY22568001, LLC, dated as of October 19, 2012
10.51 *	Assignment, Assumption and Allocation Agreement between American Realty Capital New York Recovery REIT, Inc. and New York Recovery Operating Partnership, L.P., dated as of November 12, 2012
10.52 *	Agreement of Sale and Purchase between 229 W. 36th Street Partnership LP and ARC NY22936001, LLC, dated as of November 8, 2012
21 *	Subsidiaries of American Realty Capital New York Recovery REIT, Inc.
31.1 *	Certification of the Principal Executive Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2 *	Certification of the Principal Financial Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32 *	Written statements of the Principal Executive Officer and Principal Financial Officer of the Company pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101 *	XBRL (eXtensible Business Reporting Language). The following materials from American Realty Capital New York Recovery REIT, Inc.'s Quarterly Report on Form 10-Q for the three months ended September 30, 2012, formatted in XBRL: (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations and Comprehensive Loss, (iii) the Consolidated Statement of Changes in Equity, (iv) the Consolidated Statements of Cash Flows and (v) the Notes to the Consolidated Financial Statements. As provided in Rule 406T of Regulation S-T, this information in furnished and not filed for purpose of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934

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* Filed herewith